                                                                  EXHIBIT (4)(a)
                                      THE

                        WADDELL & REED FINANCIAL, INC.


                            401(K) AND THRIFT PLAN

                 (AMENDED AND RESTATED AS OF JANUARY 1, 1999)

                                  BACKGROUND
                                  ----------

     Effective as of January 1, 1980, Torchmark Financial Services, Inc., which was a predecessor of United Investors Management Company, established a defined contribution profit sharing plan (the "Plan"), which is intended to be qualified pursuant to the provisions of the Internal Revenue Code of 1986, as amended. The Plan is intended to provide eligible employees of the Company, and those of any affiliate which adopts the Plan, with a supplemental source of retirement income.

     Effective as of January 1, 1989, the Plan was amended and restated to comply with the Tax Reform Act of 1986. The Plan was further amended effective January 1, 1993.

     Effective as of March 1, 1998, WADDELL & REED FINANCIAL, INC. (the "Company") and its affiliates assumed sole sponsorship of the Plan and made certain amendments to the Plan as set forth herein.

     Effective as of October 1, 1998, the Company adopted Amendment One to the Plan.

     Effective as of January 1, 1999, the Company amended and restated the Plan to incorporate a safe harbor qualified cash or deferred feature under (S) 401(k)(12) of the Code, and to provide for unitization of Investments under the Plan.

     The benefit under the Plan of any participant who terminates employment shall be determined in accordance with the provisions of the Plan as in effect on the date of such termination of employment.

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                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                          ----
BACKGROUND...........................................................          i

TABLE OF CONTENTS....................................................         ii

ARTICLE I - DEFINITIONS..............................................        I-1
          Account....................................................        I-1
          Account Balance............................................        I-1
          ACP Compensation...........................................        I-1
          Adjustment Factor..........................................        I-2
          Administrative Committee...................................        I-2
          Administrator..............................................        I-2
          Affiliate..................................................        I-2
          After-Tax Contribution.....................................        I-2
          Annual Addition............................................        I-2
          Annuity Contract...........................................        I-3
          Average Contribution Percentage............................        I-3
          Basic Participant Contributions............................        I-3
          Beneficiary................................................        I-3
          Benefit Commencement Date..................................        I-3
          Board of Directors.........................................        I-3
          Code.......................................................        I-4
          Company....................................................        I-4
          Company Shares or Company Stock............................        I-4
          Company Stock Account(s)...................................        I-4
          Compensation...............................................        I-4
          Contribution Percentage....................................        I-5

          Defined Benefit Plan.......................................        I-5
          Defined Contribution Plan..................................        I-6
          Disability.................................................        I-6
          Effective Date.............................................        I-6
          Eligible Employee..........................................        I-6
          Eligible Participant.......................................        I-6
          Employee...................................................        I-6
          Employer...................................................        I-6
          Employer Contributions.....................................        I-7
          Employer Contributions Subaccount..........................        I-7
          Employment.................................................        I-7
          Entry Date.................................................        I-7
          ERISA......................................................        I-7
          Excess Aggregate Contributions.............................        I-7
          Five-percent Owner.........................................        I-7
          401(m) Contributions.......................................        I-7
          Fully Vested Separation....................................        I-7
          HCE Compensation...........................................        I-8
          Highly Compensated Employee................................        I-8
          Hour of Service............................................        I-8
          Investment.................................................       I-10
          Investment Company.........................................       I-10
          Investment Company Shares..................................       I-10
          Limitation Year............................................       I-10
          Matching Contribution......................................       I-11
          Net Profits................................................       I-11
          Non-Highly Compensated Employee............................       I-11
          Non-Vested Separation......................................       I-11
          Normal Retirement Age......................................       I-11
          One Year Break in Service..................................       I-11
          Partially Vested Separation................................       I-12

          Participant................................................       I-12
          Participant Contributions..................................       I-12
          Participant Contributions Subaccount.......................       I-12
          Participating Affiliate....................................       I-12
          Plan.......................................................       I-12
          Plan Year..................................................       I-12
          Qualified Joint and Survivor Annuity.......................       I-12
          Qualified Plan.............................................       I-13
          Rollover Contribution......................................       I-13
          Salary Deferral Contributions..............................       I-13
          Spousal Consent............................................       I-13
          Spouse.....................................................       I-13
          Supplementary Participant Contributions....................       I-13
          Surviving Spouse...........................................       I-14
          Torchmark Shares or Torchmark Stock........................       I-14
          Torchmark Stock Account....................................       I-14
          Trust or Trust Fund........................................       I-14
          Trust Agreement............................................       I-14
          Trustee....................................................       I-14
          Vesting Service............................................       I-14
          Years of Service...........................................       I-15

ARTICLE II - PARTICIPATION...........................................       II-1
          2.1   Admission as a Participant...........................       II-1
          2.2   Crediting of Service for Eligibility Purposes........       II-2
          2.3   Termination of Participation.........................       II-2
          2.4   Rollover Membership..................................       II-2

ARTICLE III - CONTRIBUTIONS AND ACCOUNT ALLOCATIONS..  III-1
          3.1   Matching Contributions...............................      III-1
          3.2   Salary Deferral Contributions........................      III-1

          3.3   Limits on 401(m) Contributions-ACP Test..............      III-4
          3.4   Distribution of Excess Aggregate Contributions.......      III-5
          3.5   Rollover Contributions and Trust to Trust Transfers..      III-6
          3.6   Establishing of Accounts.............................      III-7
          3.7   Allocation of Contributions and Forfeitures..........      III-8
          3.8   Limitation on Allocations............................      III-8
          3.9   Return of Employer Contributions under Special
                  Circumstances......................................      III-9
          3.10  USERRA Provisions....................................     III-10

ARTICLE IV - VESTING.................................................       IV-1
          4.1   Determination of Vesting.............................       IV-1
          4.2   Rules for Crediting Vesting Service..................       IV-1
          4.3   Account Forfeitures..................................       IV-2

ARTICLE V - AMOUNT AND PAYMENT OF BENEFITS TO
              PARTICIPANTS...........................................        V-1
          5.1   Fully Vested Separation..............................        V-1
          5.2   Partially Vested Separation..........................        V-1
          5.3   Non-Vested Separation................................        V-1
          5.4   [Reserved]...........................................        V-1
          5.5   Benefit Commencement Date............................        V-1
          5.6   In-Service Withdrawals...............................        V-3

ARTICLE VI - FORMS OF PAYMENT OF ACCOUNTS............................       VI-1
          6.1   Methods of Distribution..............................       VI-1
          6.2   Election of Optional Forms...........................       VI-3
          6.3   Change in Form or Timing of Benefit Payments.........       VI-4
          6.4   Direct Rollovers.....................................       VI-4

ARTICLE VII - DEATH BENEFITS.........................................      VII-1

          7.1   Payment of Account Balances..........................      VII-1
          7.2   Beneficiaries........................................      VII-2

ARTICLE VIII - FIDUCIARIES...........................................     VIII-1
          8.1   Named Fiduciaries....................................     VIII-1
          8.2   Employment of Advisers...............................     VIII-1
          8.3   Multiple Fiduciary Capacities........................     VIII-1
          8.4   Reliance.............................................     VIII-2
          8.5   Scope of Authority and Responsibility................     VIII-2

ARTICLE IX - TRUSTEE.................................................       IX-1
          9.1   Trust Agreement......................................       IX-1
          9.2   Assets in Trust......................................       IX-1

ARTICLE X - ADMINISTRATIVE COMMITTEE.................................        X-1
          10.1  Appointment and Removal of Administrative Committee..        X-1
          10.2  Officers of Administrative Committee.................        X-1
          10.3  Action by Administrative Committee...................        X-1
          10.4  Rules and Regulations................................        X-1
          10.5  Powers...............................................        X-2
          10.6  Information from Participants........................        X-2
          10.7  Reports..............................................        X-3
          10.8  Authority to Act.....................................        X-3
          10.9  Liability for Acts...................................        X-3
          10.10 Compensation and Expenses............................        X-3
          10.11 Indemnity............................................        X-3
          10.12 Denied Claims........................................        X-4

ARTICLE XI - INVESTMENT OF CONTRIBUTIONS; MANAGEMENT
               OF ACCOUNTS...........................................       XI-1
          11.1  Initial Investment Election..........................       XI-1

          11.2  Change in Investment Election for Contributions......       XI-1
          11.3  Transfer of Investment Accounts......................       XI-2
          11.4  Reinvestment.........................................       XI-2
          11.5  Voting of Shares of Investments......................       XI-3
          11.6  Valuation of Accounts................................       XI-3
          11.7  Distributions or Withdrawals.........................       XI-4
          11.8  Black Out Period.....................................       XI-4

ARTICLE XII - PLAN AMENDMENT OR TERMINATION..........................      XII-1
          12.1  Plan Amendment or Termination........................      XII-1
          12.2  Limitations on Plan Amendment........................      XII-1
          12.3  Right of Company to Terminate Plan or
                  Discontinue Contributions..........................      XII-2
          12.4  Effect of Partial or Complete Termination or Complete
                  Discontinuance of Contributions....................      XII-2

ARTICLE XIII - MISCELLANEOUS PROVISIONS..............................     XIII-1
          13.1  Exclusive Benefit of Participants....................     XIII-1
          13.2  Plan Not a Contract of Employment....................     XIII-1
          13.3  Source of Benefits...................................     XIII-1
          13.4  Benefits Not Assignable..............................     XIII-1
          13.5  Domestic Relations Orders............................     XIII-2
          13.6  Benefits Payable to Minors, Incompetents and Others..     XIII-2
          13.7  Merger or Transfer of Assets.........................     XIII-2
          13.8  Participation in the Plan by an Affiliate............     XIII-3
          13.9  Action by Employer...................................     XIII-3
          13.10 Provision of Information.............................     XIII-3
          13.11 Controlling Law......................................     XIII-3
          13.12 Conditional Restatement..............................     XIII-4
          13.13 Rules of Construction................................     XIII-4

APPENDIX A - TOP-HEAVY PROVISIONS.................................... Appendix-1

                            ARTICLE I - DEFINITIONS

     Each of the following terms shall have the meaning set forth in this
Article I for purposes of this Plan and any amendments thereto:

          ACCOUNT: A separate account for each Participant consisting of a Salary Deferral Contributions Subaccount (effective as of January 1, 1999), a Matching Contributions Subaccount (effective as of January 1, 1999), an Employer Contributions Subaccount, an After-Tax Contributions Subaccount (which is effective as of January 1, 1999, and which is a continuation of the pre-1999 Participant Contributions Subaccount), and a Rollover Contributions Subaccount, as the case may be.

          ACCOUNT BALANCE: The value of an Account or Subaccount determined as of the date on which funds are liquidated or transferred. A Participant's Account Balance shall consist of shares or units in one or more Investments. As the value of the shares or units credited to a Participant's Account rises or falls, the Participant's Account Balance shall rise and fall to the same extent. All withdrawals, distributions, or Investment transfers under the Plan shall be based upon the amount realized from the liquidation of shares or units credited to the Participant's Account.

          ACP COMPENSATION: All remuneration paid by an Employer to an Eligible Participant during the Plan Year, which is required to be reported as wages on such Eligible Participant's Form W-2, including amounts which were previously deferred pursuant to an unfunded non-qualified plan and which are currently includable in the Employee's gross income; or such other compensation as determined by the Administrator in accordance with applicable law. For each Plan Year the Administrator shall determine whether or not ACP Compensation shall include amounts which are not currently includable in the Eligible Participant's gross income by reason of the application of Code (S) 125, 401(k), 402(h)(1)(B), or 403(b). Notwithstanding any other provision of this definition, the ACP Compensation of an Eligible Participant for any Plan Year beginning after December 31, 1988 shall not exceed $200,000 multiplied by the Adjustment Factor in effect for the Plan Year pursuant to Code (S) 401(a)(17), or such other limit as may be established from time to time pursuant to the provisions of Code (S) 401(a)(17).

          ADJUSTMENT FACTOR: The cost of living adjustment factor prescribed by the Secretary of the Treasury under Code (S) 415(d) for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

          ADMINISTRATIVE COMMITTEE: The committee appointed by the Board pursuant to, and having the responsibilities specified in, Article X of the Plan.

          ADMINISTRATOR: The Company or committee appointed by the Board of Directors pursuant to, and having the responsibilities specified in, Article X of the Plan.

          AFFILIATE: Any corporation or unincorporated trade or business (other than the Company) while it is:
          (a) a member of a "controlled group of corporations" (within the meaning of Code (S) 414(b)) of which the Company is a member;
          (b) a trade or business under "common control" (within the meaning of Code (S) 414(c)) with the Company;
          (c) a member of an "affiliated service group" (within the meaning of Code (S) 414(m)) which includes the Company; or
          (d) any other entity required to be aggregated with the Company under Code (S) 414(o).

          AFTER-TAX CONTRIBUTION: A contribution made by a Participant pursuant to Section 3.2.4. Participants may begin making After-Tax Contributions to the Plan effective as of January 1, 1999. No matching contributions are made by the Employer with respect to After-Tax Contributions.

          ANNUAL ADDITION: For each Participant, the sum of the following amounts credited to the Participant's Account for the Limitation Year:

          (i) Company or Affiliate contributions;

          (ii) Employee contributions (including salary deferral contributions);

          (iii)  forfeitures; and

          (iv) amounts described in Code (S) 415(l)(1) and 419A(d)(2). Notwithstanding the foregoing, Annual Addition shall not include amounts attributable to Rollover Contributions or trust to trust transfers.

          ANNUITY CONTRACT: An individual or group annuity contract, issued by an insurance company, providing periodic benefits, whether fixed, variable or both, the benefits or value of which a Participant or Beneficiary cannot transfer, sell, assign, discount, or pledge as collateral for a loan or as security for the performance of an obligation, or for any other purpose to any person other than the issuer thereof.

          AVERAGE CONTRIBUTION PERCENTAGE: The average (expressed as a percentage) of the Contribution Percentages of the Eligible Participants in a group, including those Eligible Participants whose Contribution Percentage is zero.

          BASIC PARTICIPANT CONTRIBUTIONS: The basic contributions made to the Plan by a Participant on account of service rendered before January 1, 1999. Effective as of January 1, 1999, no further Basic Participant Contributions shall be permitted to be made to the Plan.

          BENEFICIARY: A person other than a Participant entitled to receive any payment of benefits pursuant to Article VII.

          BENEFIT COMMENCEMENT DATE: The date, determined under Section 5.5, as of which a Participant or a Beneficiary receives or begins to receive, as the case may be, payment of his benefits under the Plan.

          BOARD OF DIRECTORS:  The Board of Directors of the Company.

          CODE: The Internal Revenue Code of 1986, as now in effect or as amended from time to time. A reference to a specific provision of the Code shall include such provision and any applicable regulation pertaining thereto.

          COMPANY: Waddell & Reed Financial, Inc., or any successor thereto by consolidation, merger, transfer of assets or otherwise.

          COMPANY SHARES OR COMPANY STOCK: Effective as of the date of conclusion of the initial public offering for shares of Class A common stock of Waddell & Reed Financial, Inc., the phrases "Company Shares" or "Company Stock" shall mean the Class A common stock of Waddell & Reed Financial, Inc. Prior to this date, the phrases "Company Shares" or "Company Stock" shall mean shares of common stock of Torchmark Corporation. Effective as of January 1, 1999, or as soon thereafter as is practicable, the phrases "Company Shares" or "Company Stock" shall refer, collectively, to the Class A common stock and Class B common stock of Waddell & Reed Financial, Inc.

          COMPANY STOCK ACCOUNT(S): An account or accounts maintained by the Trustee with respect to a part of the Trust Fund consisting of amounts which Participants have elected to be invested in Company Stock. Effective as of January 1, 1999, there shall be two Company Stock Accounts: the Company Class A Stock Account and the Company Class B Stock Account. The Company Class A Stock Account shall consist predominately of shares of Class A common stock of Waddell & Reed Financial, Inc. in addition to such cash or cash equivalents as are necessary to provide for sufficient liquidity in such account, as determined by the Trustee pursuant to guidelines established by the Administrator. The Company Class B Stock Account shall consist predominately of shares of Class B common stock of Waddell & Reed Financial, Inc. in addition to such cash or cash equivalents as are necessary to provide for sufficient liquidity in such account, as determined by the Trustee pursuant to guidelines established by the Administrator.

          COMPENSATION: The total compensation to be reported on Form W-2 and paid with respect to a Participant by his Employer during a calendar year, including salary, wages, overtime payments, holiday and shift differential, bonuses and commission payments, and any amounts not paid directly and currently in cash to a Participant but paid for the benefit of a Participant through a "salary reduction" agreement in conjunction with one or more welfare plans of a participating company, the total amount deferred pursuant to a Participant's election under a "cash or deferred arrangement" in conjunction with one or more qualified retirement plans of a participating company, but excluding the following items:

          (a) Annual service awards and other non-cash prizes and awards;

          (b) Deferred compensation accrued under any deferred compensation agreement or contract or any amendment or replacement thereof;

          (c)  Director's fees;

          (d) Employer contributions to the Plan or any other public or private employee benefit plan or deferred compensation arrangement;

          (e) Any reimbursement of or allowances for expenses; and

          (f) Payments, contributions, or benefits under such other plans, programs or forms of compensation as the Board of Directors may exclude under this definition.

          Notwithstanding any other provision of this definition, the Annual Compensation of a Participant (or, with respect to a Participant who is a Primary Family member of the Participant, his or her Spouse, and his or her lineal descendants under age 19) for any Plan Year beginning after December 31, 1993 shall not exceed $150,000 (or such adjusted amount as may be prescribed for such Plan Year pursuant to Code (S) 401(a)(17)).

          The determination of Compensation will be in accordance with records maintained by the Employer and shall be conclusive.

          CONTRIBUTION PERCENTAGE: The ratio (expressed as a percentage) of the 401(m) Contributions (including 401(m) Contributions distributed or forfeited) on behalf of an Eligible Participant for the Plan Year to such Eligible Participant's ACP Compensation for the Plan Year.

          DEFINED BENEFIT PLAN: A plan of the type defined in Code (S) 414(j) maintained by the Company or an Affiliate, as applicable.

          DEFINED CONTRIBUTION PLAN: A plan of the type defined in Code (S) 414(i) maintained by the Company or an Affiliate, as applicable.

          DISABILITY: Total and permanent disability for a period of at least six months as defined by the group disability benefit plan maintained by the Participant's Employer.

          EFFECTIVE DATE: The effective date of this amended and restated Plan which shall be January 1, 1999. The original effective date of the Plan was January 1, 1980.

          ELIGIBLE EMPLOYEE:  All Employees of an Employer other than:

          (a) Employees included in a unit of employees covered by a collective bargaining agreement between the Employer and the employee representatives in the negotiation of which retirement benefits were the subject of good faith bargaining, unless such bargaining agreement provides for participation in the Plan; and

          (b) leased employees within the meaning of Code (S) 414(n)(2).

          ELIGIBLE PARTICIPANT: Any Eligible Employee who has met the service requirements of Section 2.1.

          EMPLOYEE: Any individual who is classified by the Company as an employee of the Company or an Affiliate (regardless of whether such individual is classified as an employee according to the usual common law or employment tax rules applicable in determining the employer-employee relationship). The term "Employee" shall also include leased employees within the meaning of Code (S) 414(n)(2). Notwithstanding the foregoing, if such leased employees do not constitute more than twenty percent of the Employer's non-highly compensated work force within the meaning of Code (S) 414(n)(5)(C)(ii), the term "Employee" shall not include those leased employees covered by a plan described in Code (S) 414(n)(5), unless otherwise provided by the terms of this Plan.

          EMPLOYER: The Company and each Affiliate participating in the Plan pursuant to Section 13.8.

          EMPLOYER CONTRIBUTIONS: The contributions made to the Plan by the Company or Participating Affiliate on account of service rendered before January 1, 1999. Effective as of January 1, 1999, no further Employer Contributions shall be made to the Plan.

          EMPLOYER CONTRIBUTIONS SUBACCOUNT: The subaccount established for a Participant pursuant to Section 3.6.1.

          EMPLOYMENT: An Employee's employment with the Company or an Affiliate or, to the extent determined by the Administrator, any predecessor of any of them.

          ENTRY DATE: The first day of the payroll period coinciding with or next following the date the Eligible Employee has satisfied the requirements of
Section 2.1.1

          ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a specific provision of ERISA shall include such provision and any applicable regulation pertaining thereto.

          EXCESS AGGREGATE CONTRIBUTIONS: With respect to any Plan Year, the aggregate amount of 401(m) Contributions actually paid over to the Trustee for the Plan Year on behalf of Highly Compensated Employees over the maximum amount of such contributions permitted under the ACP test set forth in Section 3.3.

          FIVE-PERCENT OWNER: Any person who owns (or is considered as owning within the meaning of Code (S) 318) more than 5% of the outstanding stock of the Employer, or stock possessing more than 5% of the total voting power of the Employer.

          401(m) CONTRIBUTIONS: With respect to any Participant for any Plan Year, the After-Tax Contributions made on behalf of such Participant.

          FULLY VESTED SEPARATION: Termination of Employment of a Participant whose vested percentage in his Account is 100%.

          HCE COMPENSATION: An Employee's compensation, from an Employer, within the meaning of Code (S) 415(c)(3), but including amounts which were previously deferred pursuant to an unfunded non-qualified plan and which are currently includable in the Employee's gross income.

          HIGHLY COMPENSATED EMPLOYEE:

          An Employee who:

     (1) during the preceding Plan Year:

          (i)  was at any time a Five-percent Owner; or

          (ii) received HCE Compensation in excess of $80,000 (multiplied by the applicable Adjustment Factor) and, if the Employer so elects, was in the group consisting of the top 20% of all Employees when ranked by HCE Compensation; or who

     (2) during the current Plan Year:

          (i)  was at any time a Five-percent Owner.

          Notwithstanding the forgoing, the Employer may elect, without further need of amending this section of the Plan, to use any simplified or alternative definition of Highly Compensated Employee permitted by the Internal Revenue Service. By way of illustration, and not limitation, the Plan permits the Employer to make any or all of the elections permitted under Internal Revenue Service Notice 97-45.

          HOUR OF SERVICE:

          (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Employer (or an Affiliate in the case of an Employee who has transferred his Employment to the Employer from such Affiliate) during the applicable computation period.

          (b) Each hour for which an Employee is paid, or entitled to payment, by an Employer (or an Affiliate in the case of an Employee who has transferred his Employment to the Employer from such Affiliate) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), lay-off, jury duty, military duty or leave of absence. An hour for which an Employee is directly or indirectly paid or entitled to payment on account of a period during which no duties are performed is not credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of providing severance benefits or complying with the applicable unemployment compensation laws. Hours of Service are not credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

          (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Employer (or an Affiliate in the case of an Employee who has transferred his Employment to the Employer from such Affiliate). The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c).

          (d) If, in accordance with standard personnel policies applied in a non-discriminatory manner to all Employees similarly situated, an Employer determines in writing that an Employee's approved, unpaid leave of absence furthers the interest of the Employer, each hour for which the Employee on the approved unpaid leave of absence would normally have received credit under this Plan if he had been working in his regular employment for the Employer (or an Affiliate in the case of an Employee who has transferred his Employment to the Employer from such Affiliate).

          (e) An Employee of the Employer (or an Affiliate in the case of an Employee who has transferred his Employment to the Employer from such Affiliate) who is regularly employed by such Employer (or Affiliate) for at least 37 1/2 hours a week shall be credited with forty-five Hours of Service if under this Plan he would be credited with at least one Hour of Service during the week.

          (f) An Employee of the Employer (or an Affiliate in the case of an Employee who has transferred his Employment to the Employer from such Affiliate) who is not regularly employed by such Employer (or Affiliate) for at least 37 1/2 hours a week shall be credited with forty-five Hours of Service if under the Plan he will be credited with at least one Hour of Service during the week.

          (g) Hours of Service shall be calculated and credited pursuant to section 2530-200b-2 of the Department of Labor Regulations which are incorporated herein by this reference.

          (h) In the case of an Employee who is paid on a commission basis, he will be deemed to perform his first Hour of Service on the date on which he is first designated an Employee by the Employer.

          INVESTMENT: Investment Company Shares or, if designated by the Company for investment of contributions under the Plan, an interest in the Company Stock Accounts or the Torchmark Stock Account. In addition, for purposes of Section 11.5, the term Investment shall include shares of Torchmark Corporation common stock and shares of Class A or Class B common stock of Waddell & Reed Financial, Inc. credited to a Participant's Torchmark Stock Account or Company Stock Accounts. Effective as of January 1, 1999, all Investments under the Plan shall be unitized based upon generally accepted common trust fund valuation methods. The Company Stock Accounts and the Torchmark Stock Account shall consist predominately of shares of the applicable common stock in addition to such cash or cash equivalents as are necessary to provide for sufficient liquidity in the accounts, as determined by the Trustee pursuant to guidelines established by the Administrator.

          INVESTMENT COMPANY: An investment company or companies for which the Company is the principal underwriter or investment advisor and designated by the Company for investment of contributions under the Plan. In the case of an Investment Company which has more than one class of shares, each class of shares will be considered a separate Investment Company for the purposes of this Plan.

          INVESTMENT COMPANY SHARES:  Shares issued by an Investment Company.

          LIMITATION YEAR: Each twelve consecutive month period ending on the same last day as the Plan Year.

          MATCHING CONTRIBUTION: A contribution made to the Plan by the Company or a Participating Affiliate pursuant to Section 3.1. Effective as of January 1, 1999, the Employer began making Matching Contributions under the Plan.

          NET PROFITS: The profits of the Company or a Participating Affiliate, as the case may be, for any Plan Year after all expenses or charges other than
(i) the contributions to the Plan, and (ii) federal and state taxes based on or measured by income as shown on the books of the Company or Participating Affiliate and computed in accordance with generally accepted accounting practice. When the amount of Net Profits for any Plan Year has been determined by the Company or Participating Affiliate, such amount will be final for purposes of the Plan and will not be subject to change by reason of any adjustments in income required by the Internal Revenue Service or otherwise.

          NON-HIGHLY COMPENSATED EMPLOYEE: An Employee of the Employer who is not a Highly Compensated Employee.

          NON-VESTED SEPARATION: Termination of Employment of a Participant whose vested percentage in his Employer Contributions Subaccount is zero percent.

          NORMAL RETIREMENT AGE:  Age 65.

          ONE YEAR BREAK IN SERVICE: Any period of twelve consecutive months, beginning with the date of an Employee's Employment or any anniversary of the date of such Employment, during which the Employee has not completed more than 500 Hours of Service; except that a Participant who is absent from work due to such Participant's pregnancy, the birth of the Participant's child or by reason of the adoption of a minor child by the Participant for the purpose of caring for such child immediately following its birth or adoption and who provides timely information establishing to the satisfaction of the Administrator the reasons for the absence and the number of days of such absence will be treated as performing a normal schedule (or eight hours per day) up to a maximum of 501 Hours of Service in either the year in which the absence begins or the year immediately following the year in which the absence begins as necessary to prevent such Participant from incurring a One Year Break in Service in either (but not both) the year in which the absence begins or the year immediately following the year in which the absence begins.

          PARTIALLY VESTED SEPARATION: Termination of Employment of a Participant whose vested percentage in his Employer Contributions Subaccount is less than 100% but greater than zero percent.

          PARTICIPANT: An Employee who has commenced, but not terminated, participation in the Plan as provided in Article II.

          PARTICIPANT CONTRIBUTIONS: The Participant's Basic Participant Contributions and Supplementary Participant Contributions. Effective as of January 1, 1999, no further Participant Contributions shall be permitted to be made to the Plan.

          PARTICIPANT CONTRIBUTIONS SUBACCOUNT: The subaccount established for a Participant to hold Participant Contributions made to the Plan before January 1, 1999. Effective as of January 1, 1999, the Participant Contributions Subaccount is renamed the After-Tax Contributions Subaccount.

          PARTICIPATING AFFILIATE:  Any Affiliate which in accordance with
Section 13.8, by duly authorized action has adopted the Plan and not withdrawn therefrom.

          PLAN: The Waddell & Reed Financial, Inc. Savings and Investment Plan. The Plan is an eligible individual account plan within the meaning of ERISA
Section 407(d)(3).

          PLAN YEAR: Each twelve consecutive month period ending on December 31, during any part of which the Plan is in effect.

          QUALIFIED JOINT AND SURVIVOR ANNUITY: An annuity for the life of the Participant with a survivor annuity continuing after the Participant's death to the Participant's Surviving

Spouse for the Surviving Spouse's life in an amount equal to fifty percent of the amount payable during the joint lives of the Participant and such Surviving Spouse.

          QUALIFIED PLAN: A Defined Contribution Plan or a Defined Benefit Plan which is qualified under Code (S) 401(a).

          ROLLOVER CONTRIBUTION:  A contribution attributable to:

          (a) a "qualified total distribution" (as defined in Code (S) 402(a)(5)), made to an Eligible Employee from a Qualified Plan or made to the Eligible Employee under Code (S) 403(a)(4) from an "employee annuity" as referred to in that section, or
          (b) a payout or distribution to an Eligible Employee referred to in Code (S) 408(d)(3) from an "individual retirement account" or an "individual retirement annuity" described, respectively, in Code (S) 408(a) or (S) 408(b) consisting exclusively of amounts attributable to "qualifying rollover distributions" (as defined in Code (S) 402(a)(5)) from a Qualified Plan. Notwithstanding the foregoing, a Rollover Contribution shall in no event include amounts attributable to a distribution from a Qualified Plan under which the Eligible Employee was at any time a self-employed individual deemed to be an "employee" under Code (S) 401(c)(1).

          SALARY DEFERRAL CONTRIBUTIONS: The contributions made to the Plan by the Participant pursuant to Section 3.2. Effective as of January 1, 1999, Participants may begin making Salary Deferral Contributions to the Plan.

          SPOUSAL CONSENT: Written consent by a Participant's Spouse waiving the benefit otherwise payable to the Spouse, where such waiver is witnessed by a Plan representative or a notary public and includes acknowledgment by the Spouse of the effect of such waiver.

          SPOUSE:  The person lawfully married to a Participant.

          SUPPLEMENTARY PARTICIPANT CONTRIBUTIONS: The supplementary contributions made to the Plan by a Participant on account of service rendered before January 1, 1999.

Effective as of January 1, 1999, Supplementary Participant Contributions shall no longer be permitted to be made to the Plan.

          SURVIVING SPOUSE:  The Spouse of a Participant on the earlier of:
          (a) the date of the Participant's death; or
          (b) the Participant's Benefit Commencement Date.

          TORCHMARK SHARES OR TORCHMARK STOCK: Effective as of the date of conclusion of the initial public offering for shares of Class A common stock of Waddell & Reed Financial, Inc., the phrases "Torchmark Shares" and "Torchmark Stock" shall mean the common stock of Torchmark Corporation. Prior to this date, shares of common stock of Torchmark Corporation were considered Company Shares or Company Stock under the Plan.

          TORCHMARK STOCK ACCOUNT: An account maintained by the Trustee with respect to a part of the Trust Fund consisting of amounts which Participants have elected to be invested in Torchmark Stock. This definition will take effect as of the date of conclusion of the initial public offering of the Class A common stock of Waddell & Reed Financial, Inc.

          TRUST OR TRUST FUND: The trust established under the Plan in which Plan assets are held.

          TRUST AGREEMENT: The agreement between the Company and the Trustee with respect to the Trust.

          TRUSTEE: The person appointed as trustee pursuant to Article IX, and any successor trustee.

          VESTING SERVICE:  The Years of Service credited to a Participant under
Section 4.2 for purposes of determining the Participant's vested percentage in the Account Balance of the Employer Contributions Subaccount established for the Participant.

          YEARS OF SERVICE: For purposes of determining eligibility to participate under Article II and for purposes of determining Vesting Service, a period of twelve consecutive months beginning with the date of Employment or return to Employment during which an Employee has not less than 1000 Hours of Service for an Employer (or an Affiliate in the case of an Employee who has transferred his Employment to the Employer from such Affiliate).

                          ARTICLE II - PARTICIPATION

2.1  ADMISSION AS A PARTICIPANT

     2.1.1 An Eligible Employee shall become a Participant on the Entry Date coincident with or next following the date on which he completes one Year of Service and timely files an application form with the Administrator. Anything in this Section 2.1.1 to the contrary notwithstanding, any Eligible Employee who was a Participant on the Effective Date shall remain a Participant as of that date.

     2.1.2 At least 30 days prior to the date on which an Eligible Employee is first eligible to become a Participant under Section 2.1.1, the Administrator will notify each Eligible Employee of his eligibility to participate.

     2.1.3 To become a Participant, an Eligible Employee who is eligible to participate under Section 2.1.1 or who is eligible to resume participation under
Section 2.1.4 must execute and file with the Administrator, on a form prescribed or approved by the Administrator, a written application for participation prior to the first day of the payroll period in which he wishes to become a Participant. On such application form, the Participant:

               (a) Shall elect a rate of Salary Deferral Contributions and After-Tax Contributions, if applicable, as provided in Sections 3.2.1 and 3.2.4;
               (b) Shall authorize the Employer to make deductions from his pay of his Salary Deferral Contributions and After-Tax Contributions, if applicable;
               (c) Shall make investment elections as provided in Section 11.1; and,
               (d) Shall designate a Beneficiary as provided in Section 7.2.1.

     2.1.4 An individual who has ceased to be a Participant, or met the requirements of Section 2.1.1 but did not become a Participant, and who again becomes an Eligible Employee with credit for at least one Year of Service shall become a Participant as of the first date on which he again becomes an Eligible Employee and timely files an application form with the Administrator.

2.2  CREDITING OF SERVICE FOR ELIGIBILITY PURPOSES

     2.2.1 An Employee who terminates Employment without any vested rights to a benefit under the Plan derived from contributions by the Employer shall lose credit for his Years of Service prior to such termination of Employment if: (a) for years prior to January 1, 1985, the total of his consecutive One Year Breaks in Service immediately preceding his reemployment equals or exceeds his Years of Service prior to such termination (whether or not consecutive but excluding any Years of Service previously disregarded under this rule); or (b) for years on or after January 1, 1985, the total of his consecutive One Year Breaks in Service immediately preceding his reemployment equals or exceeds the greater of five years or his Years of Service prior to such termination (whether or not consecutive but excluding any Years of Service previously disregarded under this rule).

     2.2.2 A former Employee who was not a Participant and who again becomes an Employee with no Years of Service to his credit shall be treated as a new Employee.

2.3  TERMINATION OF PARTICIPATION

     A Participant shall cease to be such:
               (a) upon the payment to him of all nonforfeitable benefits due to him under the Plan at a time when he is no longer eligible for any future contributions;
               (b) upon his Non-Vested Separation;
               (c)  upon his death; or
               (d) upon the transfer of his Accounts to another Qualified Plan.

2.4  ROLLOVER MEMBERSHIP

     An Eligible Employee who makes a Rollover Contribution shall become a Participant as of the date of such contribution even if he has not previously become a Participant. Such an Eligible Employee shall be a Participant only with respect to his Rollover Contributions.

              ARTICLE III - CONTRIBUTIONS AND ACCOUNT ALLOCATIONS

3.1  MATCHING CONTRIBUTIONS

     Subject to the provisions set forth in this Article III, for each Plan Year the Employer will contribute to the Trust Fund on behalf of each Participant who makes Salary Deferral Contributions, an amount equal to the following:
               (a) An amount equal to 100% of the Salary Deferral Contributions of the Participant to the extent that such Salary Deferral Contributions do not exceed 3% of the Participant's Compensation for the Plan Year; and
               (b) Fifty percent of the Salary Deferral Contributions of the Participant to the extent that such Salary Deferral Contributions exceed 3% but do not exceed 5% of the Participant's Compensation for the Plan Year.

     Notwithstanding anything contained herein to the contrary, the aggregate Matching and Salary Deferral Contributions to the Plan and any other profit sharing or stock bonus plans maintained by an Employer with respect to a taxable year of the Employer shall not exceed fifteen percent (15%) of the compensation (as defined in Code (S) 404(a)(3)) paid or accrued to all participants of such plans who are Employees of any Employer in respect of said taxable year plus allowable credit and contribution carryovers, as provided in Code (S) 404(a)(3)(A).

3.2  SALARY DEFERRAL CONTRIBUTIONS

     3.2.1  Salary Deferral Contributions.  Subject to the provisions set forth
            -----------------------------
in this Article III, each Participant may elect to make Salary Deferral Contributions hereunder while he is an Eligible Employee through regular payroll deductions authorized by him in a whole percentage of not less than 1% and not more than 15% of his Compensation.

     3.2.2  Change in Rate of Salary Deferral Contributions.  A Participant may
            -----------------------------------------------
elect to change his rate of Salary Deferral Contributions while he is an Eligible Employee as of the first day of any payroll period but not more frequently than eight times in any Plan Year (or such other limit as established by the Company from time to time). The change will be limited to the rates described in Section 3.2.1. The Participant's election to change his rate of Salary Deferral Contributions must be made in writing to the Administrator prior to the first day of the payroll period in which the Participant wishes the change to be made effective.

                                     III-1

     3.2.3  Suspension of Salary Deferral Contributions.  A Participant may
            -------------------------------------------
elect to suspend all his Salary Deferral Contributions by means of written notice to the Administrator made prior to the first day of the payroll period in which the Participant wishes the suspension to be made effective. The Participant may elect to resume Salary Deferral Contributions as of the first day of any payroll period which succeeds the date of the suspension by at least one pay period. Such election to resume Salary Deferral Contributions must be made in writing to the Administrator prior to the first day of the payroll period in which the Participant wishes the resumption to be made effective. The Administrator may establish such rules and procedures with respect to the making, changing and resumption of Salary Deferral Contributions (including suspension of contributions) as it shall determine.

     3.2.4  After-Tax Contributions.  Subject to the provision set forth in this
            -----------------------
Article III, for each Plan Year, a Participant may elect through regular payroll deductions to make After-Tax Contributions in whole percentages of not less than 1% and not more than 6% of his Compensation. There shall be no Employer matching contributions made with respect to After-Tax Contributions.

3.2A  CODE (S) 402(G) LIMITATIONS ON SALARY DEFERRAL CONTRIBUTIONS

     (a) In the event that the dollar limit under Code Section 402(g) is exceeded when one takes into account only contributions to the Plan and/or any other plan, contract, or arrangement of the Employer that is subject to Section 402(g) of the Code, (i) the Participant is deemed to notify the Administrator of such excess deferral, and (ii) the Administrator shall direct the Trustee of the Plan to distribute such excess amount, and any income or loss allocable to such amount, to the Participant no later than the first April 15th following the close of the Participant's taxable year. Any Matching Contributions attributable to such excess deferral shall be forfeited and applied like other forfeitures.

     (b) In the event a Participant is also a participant in one or more of the following types of arrangements sponsored by another employer:
          (i) another qualified cash or deferred arrangement (as defined in Code Section 401(k)),
          (ii)  a simplified employee pension (as defined in Code Section
     408(k)),

                                     III-2

          (iii) a salary reduction arrangement (as defined in Code Section 3121(a)(5)(D)), or

          (iv) a 403(b) annuity contract or custodial account, and the elective deferrals (as defined in Code Section 402(g)(3)) made under such other ar rangement(s) and his or her salary or wage deferrals made under this Plan cumulatively exceed the Code Section 402(g) limitation for such Participant's taxable year, the Participant may, not later than March 1st following the close of such Participant's taxable year, notify the Administrator in writing of such excess and request that his or her salary or wage deferrals made under this Plan be reduced by an amount specified by the Participant. Such amount, and any income or loss allocable to such amount, shall then be distributed at the same time and in the same manner as provided in paragraph 3.2A(a) above.

     (c) If the Administrator determines during the course of the Participant's taxable year that an excess deferral has been made on behalf of a Participant during such taxable year, the Administrator may direct the Trustee to make a corrective distribution of such excess deferral before the end of the taxable year. Such a corrective distribution is permissible only if (i) the Participant notifies the Administrator of the excess deferral (or, under the circumstances described in paragraph 3.2A(a) above, the Participant is deemed to have made such notification), (ii) the corrective distribution is made after the date on which the Plan receives the excess deferral, and (iii) the distribution is designated as a distribution of an excess deferral.

     (d) The Plan may use any reasonable method for computing the income allocable to such excess amounts, provided that the method does not violate
Section 401(a)(4) of the Code, is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' Accounts. In no event, however, shall a Participant receive from the Plan as a corrective distribution for the taxable year an amount in excess of the Participant's total salary and wage deferrals under the Plan for the taxable year.

     (e) The Administrator reserves the right to reduce Salary Deferral Contributions on behalf of Highly Compensated Employees to the extent necessary to preserve the Plan's qualified status under the Internal Revenue Code.

                                     III-3

3.3  LIMITS ON 401(M) CONTRIBUTIONS-ACP TEST

               (a) Average Contribution Percentage Test.  The 401(m)
                   ------------------------------------
     Contributions for each Plan Year must satisfy one of the following tests:
                    (i) The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees multiplied by 1.25; or
                    (ii) The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees multiplied by 2.0, provided that the Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.

               Nothing in this Section 3.3 shall preclude the Employer from making any and all elections permitted by the Internal Revenue Service with respect to substitution of the prior Plan Year's data for the current Plan Year's data, as permitted -- for example -- in Internal Revenue Service Notice 97-2.

               (b) Aggregation of Employer Contributions.
                   -------------------------------------
                    (i) For purposes of this Section 3.3, the Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Employee after-tax contributions under one or more other plans described in Code (S) 401(a) that are maintained by the Company or an Affiliate shall be determined as if all such contributions were made under a single plan.
                    (ii) If two or more plans are aggregated for purposes of Code (S) 410(b) or 401(a)(4), such plans shall be aggregated for purposes of the Average Contribution Percentage test.

                                     III-4

3.4  DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS

               (a) In General.  Notwithstanding any other provision of the Plan,
                   ----------
     Excess Aggregate Contributions plus any income or minus any loss allocable thereto shall be distributed from the After-Tax Contributions Subaccount no later than the last day of each Plan Year, to Participants on whose behalf such Excess Aggregate Contributions were made for the preceding Plan Year. The Excess Aggregate Contributions with respect to a Highly Compensated Employee shall be determined by reducing 401(m) Contributions made on behalf of such Highly Compensated Employees in order of the amount of 401(m) Contributions, as provided for in Internal Revenue Service Notice 97-2 or such other guidance published by the Internal Revenue Service dealing with distributions of Excess Aggregate Contributions after the effective date of the Small Business Job Protection Act of 1996.
               (b) Determination of Income.  The Excess Aggregate Contributions
                   -----------------------
     distributed to a Participant for a Plan Year shall be adjusted for income or loss, including income or loss for the period between the end of the Plan Year and the date of distribution of the Excess Aggregate Contributions, as follows. The income attributable to a Participant's Excess Aggregate Contributions for the Plan Year shall be determined by multiplying the income attributable to the Participant's Account for the Plan Year by a fraction, (i) whose numerator is the Participant's Excess Aggregate Contributions for the Plan Year, and (ii) whose denominator is the Account Balance of the Participant's Account as of the end of the Plan Year, reduced by the gain attributable to such Account Balance for the Plan Year or increased by the loss attributable to such Account Balance for the Plan Year. The income attributable to a Participant's Excess Aggregate Contributions for the period from the end of the Plan Year to the date of distribution shall be determined by multiplying 10% of the income attributable to the Participant's Account for the Plan Year by the number of calendar months, if any, which have elapsed since the end of the Plan Year.

                                     III-5

3.5  ROLLOVER CONTRIBUTIONS AND TRUST TO TRUST TRANSFERS

     3.5.1 With the approval of the Administrator, any Eligible Employee who is a Participant, or who would be a Participant but for a failure to satisfy the eligibility requirements of Article II, may make a Rollover Contribution to the Plan. A Rollover Contribution shall be in cash or in other property acceptable to the Trustee. The Administrator may condition acceptance of a contribution intended to be a Rollover Contribution, including receipt of (i) such documents as it may require to demonstrate that it is a Rollover Contribution and (ii) assurance and certification that such contribution does not derive from a top heavy plan under which the Eligible Employee was a key employee, within the meaning of Code (S) 416, and will not thereby or otherwise affect adversely the qualification of the Plan under Code (S) 401(a). In the event that an Eligible Employee makes a contribution pursuant to this Section 3.5.1 intended to be a Rollover Contribution but which the Administrator later concludes did not qualify as a Rollover Contribution, the Trustee shall distribute to the Eligible Employee as soon as practicable after that conclusion is reached the amount of such contribution together with any earnings thereon.

     3.5.2 The Administrator may cause to be transferred to the Plan directly by the trustees of any qualified plan maintained by an Employer or Affiliate cash and/or other assets acceptable to the Trustee and allocable to the Employee under such plan, provided that any such transfer shall not reduce the vested percentage or the rate of vesting of such transferred assets. Subject to the approval of the Administrator, an Employee may cause to be transferred directly by the trustees of any other pension or profit-sharing plan qualified under Code
(S) 401(a) in which such Employee participates to the Trustee of the Plan the vested interest of the Employee in such other plan in cash and/or other assets acceptable to the Trustee. The Administrator may establish rules and procedures governing the transfer of qualified plan assets. Funds directly transferred to the Plan from any other pension or profit-sharing plan qualified under Code (S) 401(a) shall not be considered either a voluntary contribution or Employer contribution for purposes of calculating the Annual Additions of such Employee under Section 3.8.

                                     III-6

3.6  ESTABLISHING OF ACCOUNTS

     3.6.1 An Employer Contributions Subaccount shall be established for each Participant for whom Employer Contributions are made, and the Administrator shall credit, or cause to be credited to such account, all amounts allocable to each such Participant pursuant to such contributions, plus gains or losses thereon. Effective as of January 1, 1999, the Employer ceased making contributions to the Employer Contributions Subaccount.

     3.6.2 A Participant Contributions Subaccount shall be established for each Participant who contributes to the Plan before January 1, 1999, to which the Administrator shall credit, or cause to be credited, such contributions made by the Participant, plus gains or losses thereon, for periods of time preceding January 1, 1999. Effective as of January 1, 1999, no further Participant Contributions were permitted to be made to the Plan, and the Participant Contributions Subaccount was renamed the After-Tax Contributions Subaccount.

     3.6.3 A Salary Deferral Contributions Subaccount shall be established for each Participant who makes salary deferral contributions pursuant to Section 3.2 of the Plan. Participants were first eligible to begin making Salary Deferral Contributions as of January 1, 1999. The Administrator shall credit, or cause to be credited to such Salary Deferral Subaccount, all amounts contributed by the Participant pursuant to Section 3.2, plus any gains or losses thereon.

     3.6.4. A Matching Contributions Subaccount shall be established for each Participant for whom Matching Contributions are made pursuant to Section 3.1. The Employer first began making Matching Contributions as of January 1, 1999. The Administrator shall credit, or cause to be credited to such Matching Account, all amounts contributed by the Employer pursuant to Section 3.1, plus any gains or losses thereon.

     3.6.5 An After-Tax Contributions Subaccount shall be established for each Participant who elects to make After-Tax Contributions to the Plan, and the Administrator shall credit, or cause to be credited to such account, all amounts contributed by the Participant pursuant to Section 3.2.4, plus any gains or losses thereon. The After-Tax Contributions Subaccount is a continuation of the pre-1999 Participant Contributions Subaccount, and holds both pre-1999 Participant Contributions and post-1998 After-Tax Contributions, adjusted for gains or losses thereon.

                                     III-7

     3.6.6 A Rollover Contributions subaccount shall be established for each Participant who makes a Rollover Contribution to the Plan pursuant to Section 3.5, or on whose behalf a trust-to-trust transfer is made pursuant to Section
3.5. The Administrator shall credit, or cause to be credited, such Rollover Contributions made by the Participant or on the Participant's behalf to such Rollover Contributions Subaccount, plus any gains or losses thereon.

3.7  ALLOCATION OF CONTRIBUTIONS AND FORFEITURES

     3.7.1  Allocation of Contributions.  Subject to the limitation imposed by
            ---------------------------
Code (S) 415, the Salary Deferral Contributions made by each Participant will be credited in shares or units of an Investment to his Salary Deferral Contributions Subaccount as soon as practicable following or as of the date on which such contributions are deposited in the Trust Fund pursuant to Section
3.2. Matching Contributions will be credited on the same date to the Matching Contributions Subaccounts of those Participants for whose benefit such contributions are made as provided in Section 3.1. After-Tax Contributions made by each Participant will be credited in shares or units of an Investment to his After-Tax Contributions Subaccount as soon as practicable following or as of the date on which such contributions are deposited in the Trust Fund pursuant to
Section 3.2.

     3.7.2  Allocation of Forfeitures.  Except as otherwise provided in Section
            -------------------------
12.4.2, forfeitures in Employer Contributions Subaccounts for a Plan Year shall be applied to reduce the amount of the Employer Contributions to Employer Contributions Subaccounts for that Plan Year, with the entire amount of such contributions and forfeitures allocated in accordance with the preceding Section 3.7.1.

3.8  LIMITATION ON ALLOCATIONS

     Notwithstanding any other provisions of the Plan, a Participant's Annual Addition shall not exceed the limitations of Code (S) 415 which are hereby incorporated by reference. In the event that the limitations of Code (S) 415(e) would otherwise be violated, a Participant's benefits and/or annual additions under plans of the Company or an Affiliate will be reduced as necessary in the following order: (i) the accrued benefit under any defined benefit plan (pro rata with respect to two or more such plans); (ii) unmatched employee or 401(k) salary deferral contributions under any defined contribution plan; (iii) matched employee or 401(k) salary

                                     III-8
deferral contributions under any defined contribution plan; and (iv) matching Employer contributions under any defined contribution plan. If after the application of (i)-(iv) above an excess amount still exists and the Participant is covered by the Plan at the end of the Limitation Year, the excess amount in the Participant's account will be used to reduce Employer Contributions including any allocation of forfeitures for such Participant in the next Limitation Year and each succeeding Limitation Year, if necessary. If after the application of (i)-(iv) above an excess still exists and the Participant is not covered by the Plan at the end of the Limitation Year, the excess amount will be held unallocated in a suspense account and the suspense account will be applied to reduce future Employer Contributions including allocations of any forfeitures for all remaining Participants in the next Limitation Year and each succeeding Limitation Year, if necessary. If a suspense account is in existence at any time during the Limitation Year pursuant to this section, it will not participate in the allocation of the trust's investment gains and losses.

3.9  RETURN OF EMPLOYER CONTRIBUTIONS UNDER SPECIAL CIRCUMSTANCES

     Notwithstanding any provision of this Plan to the contrary, upon timely written demand by the Employer to the Trustee:
               (a) Any contribution by an Employer to the Plan under a mistake of fact shall be returned to such Employer by the Trustee within one year after the payment of the contribution;
               (b) Any contribution made by an Employer to the Plan conditioned on the determination by the Commissioner of Internal Revenue that the Plan is initially a Qualified Plan shall be returned to such Employer by the Trustee within one year after notification from the Internal Revenue Service that the Plan is not initially a Qualified Plan; and
               (c) Any contribution made by an Employer to the Plan conditioned upon the deductibility of the contribution under Code (S) 404 shall be returned to such Employer within one year after a deduction for the contribution under Code (S) 404 is disallowed by the Internal Revenue Service, but only to the extent disallowed. Each contribution by an Employer shall be conditioned upon the deductibility of the contribution under Code (S) 404 unless the Employer elects otherwise.

                                     III-9

3.10 USERRA PROVISIONS

     Notwithstanding any provisions of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with (S) 414(u) of the Code.

                                    III-10

                             ARTICLE IV - VESTING

4.1  DETERMINATION OF VESTING

     4.1.1 A Participant shall at all times have a vested percentage of 100% in the Account Balance of his After-Tax Contributions Subaccount, his Salary Deferral Contributions Subaccount, and his Matching Contributions Subaccount.

     4.1.2 A Participant whose Employment terminates either because of his death or Disability or upon or after attaining Normal Retirement Age shall have a vested percentage of 100% in the Account Balance of his Employer Contributions Subaccount.

     4.1.3 The vested percentage of a Participant in the Account Balance of his Employer Contributions Subaccount not vested pursuant to Section 4.1.2 shall be determined in accordance with the following schedule:

                   Completed Years of       Vested
                    Vesting Service       Percentage
                 ---------------------    ----------

                      less than 2            0%
                      2 but less than 3      20%
                      3 but less than 4      40%
                      4 but less than 5      60%
                      5 but less than 6      80%
                      6 or more              100%

4.2  RULES FOR CREDITING VESTING SERVICE

     4.2.1 A Participant's Vesting Service shall mean the sum of (i) a Participant's years of Vesting Service prior to the Effective Date under the terms of the Plan as in effect on December 31, 1988; plus (ii) subject to Sections 4.2.2 through 4.2.5 below, a Participant's Years of Service after the Effective Date.

     4.2.2 If an Employee is on an authorized unpaid leave of absence granted by his Employer in accordance with standard personnel policies of such Employer applied in a non-discriminatory manner to all Employees similarly situated, his period of absence shall not be considered a Break in Service and shall be counted as Vesting Service upon his return to active Employment.

     4.2.3 If an Employee is on an authorized military leave while his reemployment rights are protected by law and provided that he directly entered military service from his Employer's service and shall not have voluntarily reenlisted after the date of first entering active military service, his period of absence shall not be considered a Break in Service and shall be counted as Vesting Service upon his return to active Employment.

     4.2.4 An Employee who terminates Employment with no vested percentage in the Account Balance of his Employer Contributions Subaccount shall, if he returns to Employment, have no credit for Vesting Service prior to such termination of Employment if the total of his consecutive One Year Breaks in Service immediately preceding his reemployment exceeds the greater of 5 years or his aggregate years of Vesting Service prior to such termination (whether or not consecutive, but excluding Vesting Service previously disregarded under this rule). A Participant who had a Partially Vested Separation and returns to Employment will retain credit for his prior years of Vesting Service.

     4.2.5 Vesting Service of an Employee reemployed following 5 or more One Year Breaks in Service (or one or more One Year Breaks in Service for years prior to January 1, 1985) shall not be counted for the purpose of computing his vested percentage in his Employer Contributions Subaccount derived from contributions accrued prior to his termination of Employment. Separate records shall be maintained reflecting the Participant's vested percentage in such Subaccount attributable to service prior to terminating Employment and reflecting the Participant's vested percentage in that Subaccount attributable to service after reemployment.

4.3  ACCOUNT FORFEITURES

     4.3.1 Upon the Non-Vested Separation or Partially Vested Separation of a Participant the non-vested portion of his Employer Contributions Subaccount will be treated as a forfeiture as of the earlier of: (i) the date on which the Participant completes 5 One Year Breaks in Service, (ii) the date of the Participant's death, or (iii) the date of distribution of the vested portion of the Participant's Employer Contributions Subaccount. Such forfeitures shall be applied toward the reduction of the Employer Contributions in accordance with
Section 3.7.2. A Participant who is zero percent vested in his Employer Contributions Subaccount shall be treated as having received a distribution of the vested portion of his Employer Contributions Subaccount as of his date of termination of employment.

     4.3.2 Amounts forfeited pursuant to Section 4.3.1 (unadjusted by any subsequent gains or losses) shall be restored for a Participant who had a Non-Vested or Partially Vested Separation, forfeited any portion of his Employer Contributions Subaccount and then resumes Employment and repays to the Plan the full amount of his distribution before incurring 5 consecutive One Year Breaks in Service. The restored amount shall be derived from amounts forfeited and, if such forfeitures are not sufficient, from a contribution by the Employer, as appropriate, made as of that date.

           ARTICLE V - AMOUNT AND PAYMENT OF BENEFITS TO PARTICIPANTS

5.1  FULLY VESTED SEPARATION

     A Participant's benefits upon his Fully Vested Separation shall be the Account Balance of his Account determined as of the date on which shares or units of Investments allocated to his Account are sold or liquidated in order to process the Participant's distribution.

5.2  PARTIALLY VESTED SEPARATION

     A Participant's benefits upon his Partially Vested Separation shall be (a) the Account Balance of his Employer Contributions Subaccount determined as of the date on which shares or units of Investments allocated to his Account are sold or liquidated in order to process the Participant's distribution, multiplied by his vested percentage, determined pursuant to Section 4.1.3, plus
(b) the Account Balance of his Salary Deferral Contributions Subaccount, Matching Contributions Subaccount, and After-Tax Contributions Subaccount as of the same date applicable for purposes of clause (a) of this Section 5.2.

5.3  NON-VESTED SEPARATION

     A Participant's benefits upon his Non-Vested Separation shall be the Account Balance of his Salary Deferral Contributions Subaccount, Matching Contributions Subaccount, and After-Tax Contributions Subaccount determined as of the date on which shares or units of Investments allocated to such Account are sold or liquidated in order to process the Participant's distribution.

5.4  [RESERVED]

5.5  BENEFIT COMMENCEMENT DATE

     5.5.1 Except as provided in or by operation of this Article V, a Participant's Benefit Commencement Date shall be as soon as practicable after the first to occur of:
               (a) the date the Participant properly requests such distribution to commence after termination of the Participant's Employment with the Employer and all Affiliates provided, however, any such request by a Participant shall not be valid unless the Participant is furnished with a written explanation of his right to defer the commencement of the benefit payment; or

               (b) the date the Participant properly requests such distribution to commence following the incurrence of a Disability; or

               (c) the 60th day after the close of the Plan Year in which the Participant attains Normal Retirement Age or, if later, when he terminates Employment with the Employer and all Affiliates, unless the Participant has requested to defer the distribution to a later date; or

               (d) the April 1 following the calendar year in which the Participant attains age 70-1/2; provided, however, that:

                    (i) In the case of a Participant who was born prior to July 1, 1917 and at no time during a Plan Year ending in or after the calendar year in which he attains age 66-1/2 was a Five-percent Owner of the Employer within the meaning of Code (S) 416(i)(1), such date shall be the April 1 following the later of (i) the calendar year during which he attains age 70-1/2, or (ii) the calendar year in which the Participant retires; and

                    (ii) In the case of a Participant who was born prior to July 1, 1917 and at any time during a Plan Year ending in or after the calendar year in which he attains age 66-1/2, was a Five-percent Owner of the Employer within the meaning of Code (S) 416, such date shall be the April 1 following the later of (i) the calendar year during which he attained age 70-1/2, or (ii) the earlier of (1) the calendar year ending in the Plan Year during which he first became a Five-percent Owner, or (2) the calendar year in which the Participant retires; and

                    (iii) In the case of a Participant who is not a Five-percent Owner with respect to the Plan Year ending in the calendar year in which the Participant attains age 70-1/2, such date shall be April 1 following the later of (i) the calendar year during which the Participant attained age 70-1/2, or (ii), the calendar year in which the Participant retired.

     5.5.2 If the value of a Participant's Account exceeds $5,000 at the time of any distribution, the Participant (and, if applicable, his Spouse) must consent in a written election filed with the Administrator, to any distribution before the Participant's attainment of Normal

Retirement Age. Notwithstanding anything in this Article to the contrary, the Administrator may direct the Trustee to distribute to the Participant the distributable balance of the Participant's Account as soon as practicable without such Participant's written consent if, at the time of distribution, the value of the Participant's Account does not exceed $5,000.

     5.5.3 In no event shall the amount distributable in any year be less than the amount determined in accordance with the minimum distribution incidental benefit requirements of Treasury Regulation Section 1.401(a)(9)-2.

5.6  IN-SERVICE WITHDRAWALS

     5.6.1  After-Tax Contributions.  In accordance with such rules and
            -----------------------
procedures as the Administrator may prescribe, a Participant may withdraw his After-Tax Contributions by giving written notice to the Administrator of intention to so withdraw on a form prescribed or approved by the Administrator. All such withdrawals will be made in accordance with Section 11.7. Notwithstanding the foregoing, a Married Participant shall not withdraw any amount of After-Tax Contributions without obtaining the Spousal Consent of his Spouse within the 90 day period ending on the date the withdrawal is made. A Participant may not make more than two withdrawals under this Section 5.6.1 in any one calendar year.

     5.6.2  Employer Contributions Subaccount Withdrawal.  A Participant who (i)
            --------------------------------------------
is 100% vested in his Employer Contributions Subaccount may withdraw an amount which is no greater than 50% of the value of his Employer Contributions Subaccount as of December 31, 1998, by giving prior written notice to the Administrator of intention to so withdraw on a form prescribed or approved by the Administrator. Such written notice will specify the particular portions of the withdrawal which are to be withdrawn from each investment in which the Participant's Account is invested. The remaining portion of the Employer Contributions will not be available for withdrawal until retirement or termination of employment. The right of a Participant withdrawing Employer Contributions under this Section 5.6.2 to make further Salary Deferral Contributions or After-Tax Contributions under the Plan will be suspended for a period of twelve (12) months from the date of his last withdrawal. All such withdrawals will be made in accordance with Section 11.7. Notwithstanding the foregoing, a Married Participant shall not withdraw any amount of Employer Contributions without obtaining the written, notarized consent of his Spouse within the 90 day period ending on the date the withdrawal is made.

     5.6.3  Hardship Withdrawals.  Upon the application by any Participant to
            --------------------
the Administra tor, the Administrator may at any time permit such Participant to withdraw all or a portion of the amounts then credited to his or her Salary Deferral Contributions Account, (not including the earnings thereon attributable to the year of the withdrawal or any prior year) if the withdrawal is made on account of financial hardship. A withdrawal is made on account of financial hardship if the withdrawal both (i) is made on account of an immediate and heavy financial need of the Participant and (ii) is necessary to satisfy the financial need. A withdrawal will not be considered made on account of an immediate and heavy financial need unless it is made for one or more of the following purposes:

          1. costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

          2. payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant, or for the Participant's spouse, children, or dependents (as defined in Section 152 of the Code);

          3. payments to prevent eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage on that residence; or,

          4. payments of unreimbursed medical expenses (as defined by Code (S) 213(d)) incurred by the Participant, the Participant's spouse, or the Participant's dependents.

     A hardship withdrawal will not be considered necessary to satisfy the financial need unless all of the following requirements are satisfied:

          1. The amount of the withdrawal does not exceed the amount of the need. The amount of the need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

         2. The Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer.

         3. The Participant has certified to the Administrator that his financial need cannot be satisfied by (a) reimbursement or compensation from insurance or any other source (b) reasonable liquidation of the Participant's assets to the extent that such liquidation would not itself cause an immediate and heavy financial need (c) discontinuance of Salary Deferral Contributions under the Plan, and/or (d), one or more loans from a commercial source on reasonable commercial terms.

     If a Participant's application for a hardship withdrawal is approved, the Administrator shall then instruct the Trustee to make payment of the approved amount of the hardship withdrawal to the Participant.

     A Participant who makes a hardship withdrawal is prohibited from making Salary Deferral Contributions or After-Tax Contributions to the Plan or to any other plan of the Employer for at least 12 months after receipt of the hardship withdrawal. For this purpose "any other plan of the Employer" includes any qualified or nonqualified plan of deferred compensation (other than the Portfolio Manager's Deferred Compensation Plan) maintained by the Employer. The phrase does not include any health or welfare benefit plan, including one that is part of a cafeteria plan under Section 125 of the Code.

     In the case of a Participant who makes a hardship withdrawal, the Participant's adjusted Code Section 402(g) maximum deferral limit for the next year is reduced by his deferrals made in the year of the hardship withdrawal.

     5.6.4  Minimums.
            --------
     The Administrator shall not process any requests for in-service withdrawals under this Section 5.6 for amounts less than two hundred dollars ($200.00).

                   ARTICLE VI - FORMS OF PAYMENT OF ACCOUNTS

6.1  METHODS OF DISTRIBUTION

     6.1.1 A Participant's benefits shall be payable in the normal form of a Qualified Joint and Survivor Annuity (under an Annuity Contract purchased with the aggregate Account Balance of the Participant's Account at the Benefit Commencement Date) if the Participant is married on his Benefit Commencement Date and in the normal form of a life annuity with payments guaranteed for 120 months (under an Annuity Contract purchased with the aggregate Account Balance of the Participant's Account at the Benefit Commencement Date) if the Participant is not married on that date, provided that a Participant may at any time prior to the Benefit Commencement Date elect, in accordance with Section 6.2, any of the following optional forms of benefit payment instead of the normal form:

               (i)  A lump sum in cash or in kind; or

               (ii) An annuity (under an Annuity Contract purchased with the aggregate Account Balance of the Participant's Account at the Benefit Commencement Date) of the type described in Section 6.1.2.

Anything in this Section 6.1.1 to the contrary notwithstanding, if the nonforfeitable Account Balance of a terminated Participant shall be equal to or less than $5,000 when the amount thereof is first determined, the entire amount shall be distributed in a lump sum as promptly as possible.

     6.1.2 For purposes of Section 6.1.1(ii), the optional annuity form may be any one of the following:

               (i) A single life annuity, under which equal or substantially equal monthly installments are paid to the Participant during his lifetime, with no further payments to anyone after his death.

               (ii) An annuity under which equal or substantially equal monthly installments are paid to the Participant during his lifetime, with payment of monthly installments guaranteed for a period selected by the Participant which may be either 60, 120, 180, 240 or 300 months.

               (iii) An annuity under which equal or substantially equal annual, semi-annual, quarterly or monthly installments are paid in an amount specified in the election until the net sum payable with interest thereon at the rate of 3% per annum and such additional interest, if any, as may be declared under the Annuity Contract is exhausted. Any balance remaining at the end of twenty-five years shall be paid in a lump sum.

               (iv) An annuity under which equal or substantially equal annual, semi-annual, quarterly or monthly installments, except for any excess interest, are paid for a fixed period not exceeding twenty-five years. Such amounts shall include interest on the unpaid balance at a rate (not less than 3% per annum) declared annually under the Annuity Contract.

               (v) An annuity under which equal or substantially equal monthly installments are paid to the Participant during his lifetime with such payments continuing during the lifetime of a contingent annuitant if the contingent annuitant survives the Participant.

               (vi) An annuity under which equal or substantially equal monthly installments are paid for the longer of the lifetime of the Participant, the lifetime of a contingent annuitant or a guaranteed period selected by the Participant. The period may be either 60, 120, 180, 240 or 300 months.

               (vii) An annuity under which equal or substantially equal monthly installments are paid for the Participant so long as both the Participant and a contingent annuitant shall live. Upon the death of the first of them to die the amount of each installment shall be reduced to two-thirds of the amount previously paid, and such reduced installments shall be paid to the survivor for his lifetime.

               (viii) An annuity under which equal or substantially equal monthly installments are paid for the longer of the period during which both the Participant and a contingent annuitant shall live or a guaranteed period selected by the Participant. The guaranteed period may be either 60, 120, 180, 240 or 300 months. Upon the later of (A) the death of the first to die of the Participant or the contingent annuitant or (B) the expiration of the guaranteed period, if one of them is then living the amount of each installment shall be reduced to two-thirds of the amount previously paid and such reduced installments shall be paid to the survivor for his lifetime.

     6.1.3 Notwithstanding Section 6.1.1, the normal form of benefits of a Participant shall be a lump sum and Sections 6.2.2 and 6.2.4 shall not apply unless the Participant (a) is credited with at least one Hour of Service on or after August 23, 1984, or (b) his interest under this Plan, or under a plan of which this Plan is a continuation, had not been distributed, or distribution thereof had not commenced, prior to August 23, 1984.

6.2  ELECTION OF OPTIONAL FORMS

     6.2.1 By notice to the Administrator within the 90-day period prior to a Participant's Benefit Commencement Date, the Participant may elect, in writing, not to receive the normal form of benefit payment otherwise applicable and to receive instead an optional form of benefit payment provided for in Section 6.1.1.

     6.2.2 Within a reasonable period, but in no event later than a married Participant's Benefit Commencement Date, the Administrator shall provide to each married Participant a written explanation of:

               (a) the terms and conditions of the Participant's normal form of benefit payment;

               (b) the Participant's right to make, and the effect of, an election to waive the normal form of benefit payment;

               (c) the rights of the Participant's Spouse under Section 6.2.4;
     and
               (d) the right to make, and the effect of, a revocation of a previous election to waive the normal form of benefit payment.

The Administrator may, on a uniform and nondiscriminatory basis, provide for such other notices, information or election periods or take such other action as the Administrator considers necessary or appropriate so that this Section 6.2 is implemented in such a manner as to comply with Code (S)(S) 401(a)(11) and 417.

     6.2.3 A Participant may revoke his election to take an optional form of benefit, and elect a different form of benefit, at any time prior to the Participant's Benefit Commencement Date.

     6.2.4 The election of an optional benefit by a married Participant must also be a waiver of a Qualified Joint and Survivor Annuity by the Participant.
A waiver of a Qualified Joint and Survivor Annuity shall not be effective unless: (i) the Participant's Spouse consents in writing; (ii) the Spouse's consent to the waiver is witnessed by a plan representative or notary public; and (iii) the Spouse's consent acknowledges the effect of the election. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity will not be effective unless the election designates a form of benefit payment which, if the Participant is married, may not be changed without spousal consent. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, the election will be deemed effective. Any consent necessary under this provision will not be valid with respect to any other Spouse.

     6.2.5 The election of an optional form of benefit which contemplates the payment of an annuity shall not be given effect if any person who would receive benefits under the annuity dies before the annuity starting date.

6.3  CHANGE IN FORM OR TIMING OF BENEFIT PAYMENTS

     Subject to the Administrator's consent, any former Employee whose payments are being deferred or who is receiving installment payments may request acceleration or other modification of the form of benefit distribution, provided that any necessary consent to such change required pursuant to Section 6.2.4 is obtained from the former Employee's Spouse.

6.4  DIRECT ROLLOVERS

     6.4.1 Effective with respect to distributions made on or after January 1, 1993, a Participant or Spouse may elect to have all or a portion of any amount payable to him or her from the Plan which is an "eligible rollover distribution" (as defined in Section 6.4.2 below) transferred directly to an "eligible retirement plan" (as defined in Section 6.4.2 below). Any such election shall be made in accordance with such uniform rules and procedures as the Administrative Committee may prescribe from time to time as to the timing and manner of the election in accordance with Code (S) 401(a)(31).

     6.4.2  For purposes of this Section and Section 7.1.4:

               (a) "Eligible rollover distribution" shall mean any distribution of all or any portion of the balance to the credit of the distributee other than: (1) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary; (2) any distribution for a specified period of ten (10) years or more; (3) any distribution to the extent such distribution is required under Code (S) 401(a)(9); or (4) the portion of any distribution that is not includable in gross income.

               (b) "Eligible retirement plan" shall mean, with respect to a Participant, an individual retirement account or annuity described in Code
     (S) 408(a) or 408(b) ("IRA"); an annuity plan described in Code (S) 403(a); or a qualified plan described in Code (S) 401(a), that accepts the distributee's eligible rollover distribution and, with respect to a Spouse, shall mean an IRA.

               (c) Effective as of January 1, 1999, the term "eligible rollover distribution" shall not include a Participant's hardship withdrawal made under Section 5.6.3.

                          ARTICLE VII - DEATH BENEFITS

7.1  PAYMENT OF ACCOUNT BALANCES

     7.1.1 If a Participant dies before distribution of his interest in the Plan, if any, has commenced, the Participant's non-forfeitable Account Balance shall, subject to Section 7.1.2 be distributed to the Participant's Beneficiary in the form, at the time and from among the methods specified in Section 6.1.1 as elected by the Beneficiary within 60 days following the Participant's death. If an election is not received by the Administrator, the distribution shall be made, if to a Surviving Spouse, in accordance with Section 7.1.2(a), and, if to some other Beneficiary, to the Beneficiary in a lump sum. Notwithstanding the foregoing, if the total amount distributable to the Beneficiary is $5,000 or less, the distribution shall be made in a lump sum.

     7.1.2.  Notwithstanding any other provision of the Plan to the contrary:

               (a) If the Participant dies leaving a Surviving Spouse before distribution of his interest in the Plan has commenced, and unless the Participant's Surviving Spouse has elected, by written notice to the Administrator within sixty days after the Participant's death, any other form of benefit payment specified in Section 6.1.1, or the Participant's Surviving Spouse has already consented in a manner described in Section
     6.2.4 to a distribution to some other Beneficiary designated by the Participant, the Participant's Account Balance shall be distributed to the Participant's Surviving Spouse in the form of an annuity for the life of the Surviving Spouse (under an Annuity Contract purchased with the aggregate Account Balance of the Participant's Account) or in lump sum form if the total amount distributable is $5,000 or less.

               (b) If the Participant dies before distribution of his or her interest in the Plan has commenced, the Participant's entire interest must be distributed within five years after the Participant's death; provided, however, that if any portion of the Participant's interest is payable to his Beneficiary, distributions may be made in substantially equal installments over the life or life expectancy of the Beneficiary, commencing (i) in the case of a Beneficiary other than a Surviving Spouse, no later than one year after the Participant's death; and (ii) in the case of a Surviving Spouse, no later than the later of one year after the Participant's death or the date on which the Participant would have

                                     VII-1
     attained age 70 1/2. If the Surviving Spouse dies before payments to such Spouse begin, subsequent distributions shall be made as if the Surviving Spouse had been the Participant.

     7.1.3  Any lump sum payment payable to a Spouse pursuant to this Section
7.1 shall be eligible for a direct rollover in accordance with Section 6.4.

7.2  BENEFICIARIES

     7.2.1 Subject to the spousal consent requirements of Section 7.1.2(a), a Participant may designate a Beneficiary for his Account.

     7.2.2 If a Participant who is unmarried as of the date of his death has designated a Beneficiary and such Beneficiary predeceases the Participant, or if no Beneficiary has been designated by such Participant, the Participant's interest remaining in the Plan shall be paid to the estate of the Participant. If a Participant who is married as of the date of his death designates a Beneficiary pursuant to Section 7.1.2(a) and such Beneficiary predeceases the Participant, the Participant's interest remaining in the Plan shall be paid to the Participant's Surviving Spouse, or to the Participant's estate if such Spouse is no longer living. If two or more Beneficiaries are named, the interest of any Beneficiary, who does not survive the Participant, shall pass to the surviving Beneficiary or Beneficiaries in accordance with their respective interests unless otherwise agreed in writing between the Administrator and the Participant.

     7.2.3 Subject to the consent requirements applicable with respect to a Spouse, any designation of a Beneficiary to whom amounts due after the Participant's death shall be paid must be filed with the Administrator, in a time and manner designated by the Administrator, in order to be effective. Any such designation of a Beneficiary may be revoked by filing a later designation or an instrument of revocation with the Administrator, in a time and manner designated by the Administrator. If a Beneficiary fails to survive a Participant for at least 30 days, it shall be presumed that the Participant survived the Beneficiary.

                                     VII-2

                           ARTICLE VIII - FIDUCIARIES

8.1  NAMED FIDUCIARIES

     The Named Fiduciaries, who shall have authority to control and manage the operation and administration of the Plan, are as follows:

               (a) the Company, which shall have the sole right to (i) appoint and remove from office the members of the Administrative Committee, the Trustee and any investment manager; (ii) designate the Investment Companies for investment of contributions under the Plan; and (iii) amend or terminate the Plan;

               (b) the Administrative Committee, which shall have the authority and duties specified in Article X hereof;

               (c) the Trustee, which shall have the authority and duties specified in Article IX hereof and the Trust Agreement; and, in addition, the authority and duties of the Administrative Committee in the event that no such Committee shall be appointed or constituted by the Company; and

               (d) any investment manager or managers selected by the Company, who renders investment advice with respect to Plan assets.

8.2  EMPLOYMENT OF ADVISERS

     A "named fiduciary" with respect to the Plan (as defined in ERISA (S) 402(a)(2)) and any "fiduciary" (as defined in ERISA (S) 3(21)) appointed by such a "named fiduciary", may employ one or more persons to render advice with regard to any responsibility of such "named fiduciary" or "fiduciary" under the Plan.

8.3  MULTIPLE FIDUCIARY CAPACITIES

     Any "named fiduciary" with respect to the Plan (as defined in ERISA (S) 402(a)(2)) and any other "fiduciary" (as defined in ERISA (S) 3(21)) with respect to the Plan may serve in more than one fiduciary capacity.


                                    VIII-1

8.4  RELIANCE

     Any fiduciary with respect to the Plan may rely upon any direction, information or action of any other fiduciary, acting within the scope of its responsibilities under the Plan, as being proper under the Plan.

8.5  SCOPE OF AUTHORITY AND RESPONSIBILITY

     The responsibilities of the Administrative Committee and the Trustee for the operation and administration of the Plan are allocated between them in accordance with the provisions of the Plan and the Trust Agreement wherein their respective duties are specified. Each fiduciary shall have only the authority and duties as are specifically given to it under this Plan, shall be responsible for the proper exercise of its own authorities and duties, and shall not be responsible for any act or failure to act of any other fiduciary.


                                    VIII-2

                              ARTICLE IX - TRUSTEE

9.1  TRUST AGREEMENT

     The Company shall enter into one or more Trust Agreements with the Trustee or Trustees selected by it in its sole discretion, and the Trustee shall receive the contributions to the Trust Fund made by the Employer pursuant to the Plan and shall hold, invest, reinvest, and distribute such fund, as applicable, in accordance with the terms and provisions of the Trust Agreement. The Company will determine the form and terms of such Trust Agreement and may modify such Trust Agreement from time to time to accomplish the purposes of this Plan and may, in its sole discretion, remove any Trustee and select any successor Trustee.

9.2  ASSETS IN TRUST

     Except as otherwise permitted under the Plan, all assets of the Plan shall be held in trust by the Trustee who upon acceptance of such office shall have such authority as is set forth in the Trust Agreement.

                      ARTICLE X - ADMINISTRATIVE COMMITTEE

10.1 APPOINTMENT AND REMOVAL OF ADMINISTRATIVE COMMITTEE

     The administration of the Plan shall be vested in an Administrative Committee of at least three (3) persons who shall be appointed by the Board, and may include persons who are not Participants in the Plan. A person appointed a member of the Committee shall signify his acceptance in writing. The Board may remove or replace any member of the Committee at any time in its sole discretion, and any Committee member may resign by delivering his written resignation to the Board, which resignation shall become effective upon its delivery or at any later date specified therein. If at any time there shall be a vacancy in the membership of the Committee, the remaining member or members of the Committee shall continue to act until such vacancy is filled by action of the Board.

10.2 OFFICERS OF ADMINISTRATIVE COMMITTEE

     The Committee shall appoint from among its members a chairman, and shall appoint as secretary a person who may be, but need not be, a member of the Committee or a Participant in the Plan.

10.3 ACTION BY ADMINISTRATIVE COMMITTEE

     The Committee shall hold meetings upon such notice, at such place or places, and at such times as its members may from time to time determine. A majority of its members at the time in office shall constitute a quorum for the transaction of business. All action taken by the Committee at any meeting shall be by vote of the majority of its members present at such meeting, except that the Committee also may act without a meeting by a consent signed by a majority of its members. Any member of the Committee who is a Participant in the Plan shall not vote on any question relating exclusively to himself.

10.4 RULES AND REGULATIONS

     Subject to the terms of the Plan, the Committee may from time to time adopt such rules and regulations as it shall deem appropriate for the administration of the Plan and for the conduct and transaction of its business and affairs.

10.5 POWERS

     The Committee shall have such powers as may be necessary to discharge its duties under the Plan, including the power:

               (a) to interpret and construe the Plan in its discretion, to determine all questions with regard to employment, eligibility, Years of Service, Compensation, benefits, and such factual matters as date of birth and marital status, and similarly related matters for the purpose of the Plan. The Committee's determination of all questions arising under the Plan shall be conclusive upon all Participants, the Board, the Company, Employers, the Trustee, and other interested parties;

               (b) to prescribe procedures to be followed by Participants and Beneficiaries filing application for benefits;

               (c) to prepare and distribute to Participants information explaining the Plan;

               (d) to appoint or employ individuals to assist in the administration of the Plan and any other agents it deems advisable, including legal, accounting and actuarial counsel;

               (e) to instruct the Trustee to make benefit payments pursuant to the Plan;

               (f) to appoint an enrolled actuary and to receive and review the periodic valuation of the Plan made by such actuary;

               (g) to receive and review reports of disbursements from the Trust Fund made by the Trustees; and

               (h) to receive and review the periodic audit of the Plan made by a certified public accountant appointed by the Company.

10.6 INFORMATION FROM PARTICIPANTS

     Each Participant shall be required to furnish to the Committee, in the form prescribed by it, such personal data, affidavits, authorizations to obtain information, and other information as the Committee may deem appropriate for the proper administration of the Plan.

10.7 REPORTS

     The Committee shall prepare, or cause to be prepared, such periodic reports to the U.S. Labor Department, the Internal Revenue Service and the Pension Benefit Guaranty Corporation as may be required pursuant to the Code or ERISA.

10.8 AUTHORITY TO ACT

     The Committee may authorize one or more of its members, officers, or agents to sign on its behalf any of its instructions, directions, notifications, or communications to the Trustee, and the Trustee may conclusively rely thereon and on the information contained therein.

10.9 LIABILITY FOR ACTS

     The members of the Committee shall be entitled to rely upon all valuations, certificates and reports furnished by the Plan actuary or accountant and upon all opinions given by any legal counsel selected by the Committee, and the members of the Committee shall be fully protected with respect to any action taken or suffered by their having relied in good faith upon such actuary, accountant or counsel and all action so taken or suffered shall be conclusive upon each of them and upon all Participants and their Beneficiaries. No member of the Committee shall incur any liability for anything done or omitted by him except only liability for his own gross negligence or willful misconduct.

10.10  COMPENSATION AND EXPENSES

     Unless authorized by the Board, a member or officer of the Committee shall not be compensated for his service in such capacity, but shall be reimbursed for reasonable expenses incident to the performance of such duty.

10.11  INDEMNITY

     The Company shall indemnify the members of the Committee and any of their agents acting in behalf of the Plan against any and all liabilities or expenses, including all legal fees related thereto, to which they may be subjected as members of the Committee by reason of any act or failure to act which constitutes a breach or an alleged breach of fiduciary responsibility under ERISA or otherwise, except that due to a person's own willful misconduct.

10.12  DENIED CLAIMS

     If any application for payment of a benefit under the Plan shall be denied, the Committee shall with the denial write the claimant setting forth the specific reasons for the denial and explaining the Plan's claim review procedure. If a claimant whose claim has been denied wishes further consideration of his claim, he may request the Committee to review his claim in a written statement of the claimant's position filed with the Committee no later than 60 days after the claimant receives such denial. The Committee shall make a full review of the claim and the denial, giving the claimant written notice of its decision within the next 60 days. Due to special circumstances, if no decision has been made within the first 60 days and notice of the need for additional time has been furnished within such period, the decision may be made within the following 60 days. A claimant shall be required to exhaust the administrative remedies provided by this Section 10.12 prior to seeking any other form of relief.

                                 ARTICLE XI -

              INVESTMENT OF CONTRIBUTIONS; MANAGEMENT OF ACCOUNTS

11.1 INITIAL INVESTMENT ELECTION

     Prior to the date an Eligible Employee is first eligible to become a Participant under Section 2.1.1, the Administrator will inform him of the Investments available under the Plan for investment of Accounts and will make available to him information for each Investment. At least ten days prior to the date an Eligible Employee becomes a Participant hereunder, he must make an initial investment election which will apply to the investment of his Salary Deferral Contributions and Matching Contributions made with respect to him. Investment elections shall be made in whole percentages. The election of Investments is the sole responsibility of each Participant, and no Employer or representative of the Employer including the Administrator is authorized to make any recommendation to the Participant with respect thereto.

     Contributions to be invested in Investment Company Shares will be so invested and credited to the Account of a Participant as soon as is practicable following the deposit of such contributions in the Trust Fund. Contributions to be invested in Company Stock will be invested in the Company Stock Accounts, as applicable, and credited to the Account of a Participant as soon as is practicable following the deposit of such contributions in the Trust Fund.

     Participants may not elect to have any contributions invested in the Torchmark Stock Account.

11.2 CHANGE IN INVESTMENT ELECTION FOR CONTRIBUTIONS

     Pursuant to a nondiscriminatory policy established by the Administrator and communicated to Participants, a Participant may elect to change his investment election with respect to the investment of Salary Deferral Contributions, Matching Contributions, and After-Tax Contributions. Such changes shall be made in whole percentages, and shall take effect as soon as is practicable following or as of the date on which such change is made. Such change will be limited to the Investment choices described in Section 11.1

11.3 TRANSFER OF INVESTMENT ACCOUNTS

     Pursuant to nondiscriminatory guidelines established by the Administrator and communicated to Participants, a Participant may elect to transfer in any whole percentage the value of an investment in any of his Subaccounts from one Investment to another Investment. Such transfers shall take effect as soon as practicable following or as of the date on which such election is made, and shall be based upon the value of units or shares of the applicable Investments of the Participant as of the date on which such units or shares are bought or sold in order to effectuate the investment transfer.

11.4 REINVESTMENT

     11.4.1 All dividends and capital gains or other distributions received on the Investment Company Shares held for each Participant's Account will (unless received in additional Investment Company Shares) be reinvested in full and fractional Shares of the same Investment Company at a price determined in accordance with the then current prospectus of the Investment Company.

     11.4.2 All dividends, interest and other distributions received on assets of the Company Stock Accounts held for each Participant's Account will (unless received in additional Company Shares or in the shares of an Affiliate) be reinvested in full and fractional shares of the same investment in the Company Stock Accounts, as applicable.

     The shares so received or purchased upon such reinvestment will be credited to such Account. If any dividends or capital gain or other distributions may be received at the election of the shareholder in additional shares or in cash or other property, the Trustee will elect to receive such dividends or distributions in additional shares.

     11.4.3 All dividends, interest and other distributions received on assets of the Torchmark Stock Account held for each Participant's Account will (unless received before January 1, 1999, in additional Torchmark Shares or in the shares of an Affiliate) be reinvested in full and fractional shares of Torchmark Stock.

     Effective as of the date of conclusion of the initial public offering for the Class A common stock of Waddell & Reed Financial, Inc., a Participant may not elect to further invest any portion of his Account in the Torchmark Stock Account and may not elect to have further Participant Contributions, After-Tax Contributions, Employer Contributions, Salary Deferral

Contributions, or Matching Contributions invested in the Torchmark Stock Account. Effective as of the date of conclusion of the initial public offering of Waddell & Reed Financial, Inc. Class A common stock, a Participant may elect to transfer funds out of the Torchmark Stock Account according to the procedures set forth in Section 11.2, but may not elect to transfer funds into that account.

11.5 VOTING OF SHARES OF INVESTMENTS

     Subject to any requirements of applicable law, the Administrator will deliver to each Participant copies of any notices of shareholders' meetings, proxies and proxy-soliciting materials, prospectuses and the annual and other reports to shareholders which have been received with respect to Investments held by the Trustee for the account of the Participant.

     Each Participant may direct the Administrator to direct the Trustee to vote the Investment Company Shares (including fractional shares) held by the Trustee under the Plan for his Account and the Company Shares or Torchmark Shares held by the Trustee under the Plan for his Account with respect to matters to be voted upon by the shareholders of such Investment. The Participant's directions must be in writing, on a form approved by the Administrator, and delivered to the Administrator within the time prescribed by it. With respect to Shares of Investments for which the Administrator receives no written directions from the Participants, the Administrator will direct the Trustee to vote such Shares in the same proportion as the shares instructed by the Participants.

11.6 VALUATION OF ACCOUNTS

     Effective as of January 1, 1999, all allocations to a Participant's Account shall be made in shares or units of one or more Investments, and all cash receipts allocable to the Account of a Participant shall be used to purchase shares or units of an Investment in accordance with the Participant's current investment election. The value of units or shares allocated to a Participant's Account shall be determined by the fair market value of shares or units allocated to such Participant's Account as of the date on which shares are purchased or sold to provide for distributions, withdrawals, or transfers between Investments. All withdrawals and distributions under the Plan shall be based upon the amount realized from the liquidation of units or shares credited to the Account of a Participant.

11.7 DISTRIBUTIONS OR WITHDRAWALS

     If the Administrator receives a request for withdrawal or distribution of an Investment out of Investment Company Shares, the withdrawal or distribution will be effected by redeeming the requested amount, or transferring the required number of Investment Company Shares if a distribution in kind is requested, from the Investment Company as soon as is practicable following or as of the date of receipt of the request.

     If the Administrator receives a request for withdrawal or distribution of an Investment out of the Company Stock Accounts or out of the Torchmark Stock Account, the withdrawal or distribution will be effected by redeeming the number of units the Participant has in the applicable Company Stock Account or the Torchmark Stock Account for cash or, if a withdrawal or distribution in kind is requested, by distributing the required number of shares of Class A or Class B common stock of Waddell & Reed Financial, Inc. (as the case may be) or shares of common stock of Torchmark Corporation. Such withdrawal or distribution will be processed as soon as is practicable following or as of the date on which the Participant's request is received, and shall be based upon the value of the units in the applicable Company Stock Account or the Torchmark Stock Account (as the case may be) as of the date on which the request is processed.

11.8.  BLACK OUT PERIOD

     11.8.1. Effective as of January 1, 1999, there shall be a black out period during which, notwithstanding anything in the Plan to the contrary, no Participant in the Plan shall be allowed to transfer assets between Investments or receive a withdrawal or distribution of benefits, except as otherwise permitted by the Employer with respect to contributions made to the Plan on or after January 1, 1999. The black out period shall last as long as necessary to complete the transfer of record keeping functions from the Plan's current recordkeeper (as of October 1998) to the Plan's new recordkeeper and the unitization of all Investments under the Plan. All Participants shall be notified once the transfer has been completed and transactions shall thereafter resume according to the Plan.

     11.8.2 During a reasonable period of time preceding January 1, 1999, the Administrator may impose such restrictions and limitations on investment transfers and withdrawals as are necessary or appropriate to allow the Plan and Trust Fund to prepare for the conversion to the new recordkeeping system and the unitization of all Investments under the Plan. By way of example, and not limitation, the Administrator may elect to restrict, suspend, or prohibit transfers in or out of the Company Stock Accounts or the Torchmark Stock Account during one or more valuation periods preceding January 1, 1998.

     11.9 Insider Trading Restrictions.
          ----------------------------

     11.9.1 If a Participant is an officer or director of the Employer within the scope of Section 16 of the Securities Exchange Act of 1934, any election by the Participant to engage in a Discretionary Transaction (as defined in Section
11.9.2 below) involving units of the Company Stock Fund shall not become effective until 180 days following the date of the most recent "opposite way" Discretionary Transaction of the Participant with respect to any plan of the Employer. For this purpose, if the Discretionary Transaction involves the purchase of units of the Company Stock Fund, an opposite way Discretionary Transaction means a Discretionary Transaction involving the sale of units of the Company Stock Fund. Similarly, if the Discretionary Transaction involves the sale of units of the Company Stock Fund, an opposite way Discretionary Transaction means a Discretionary Transaction involving the purchase of units of the Company Stock Fund.

     11.9.2 For purposes of this Section 11.9, a Discretionary Transaction shall mean a transaction pursuant to the Plan or any other employee benefit plan of the Employer that:

     (a) is at the volition of the Participant;

     (b) is not made in connection with the Participant's death, disability, retirement, or termination of employment;

     (c) is not required to be made available to the Participant pursuant to a provision of the Code; and,

     (d) results in either an intra-Plan transfer involving units of the Company Stock Fund or a cash distribution funded by the Participant's volitional disposition of units in the Company Stock Fund.

     11.9.3 All investment elections involving Company Stock by Participants who are subject to this Section 11.9 must be in writing and must be presented to the Administrator for processing on the Participant's behalf.

                  ARTICLE XII - PLAN AMENDMENT OR TERMINATION

12.1 PLAN AMENDMENT OR TERMINATION

     The Company shall have the right at any time to amend the Plan, which amendment shall be evidenced by an instrument in writing signed by an authorized officer of the Company, effective retroactively or otherwise. No such amendment shall have any of the effects specified in Section 12.2.

12.2 LIMITATIONS ON PLAN AMENDMENT

     No Plan amendment shall:

               (a) authorize any part of the Trust Fund to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries;

               (b) decrease the accrued benefits of any Participant or his Beneficiary under the Plan (except to the extent permitted under Code (S) 412(c)(8)); or

               (c) change the vesting schedule, either directly or indirectly, unless each Participant having not less than three years of Vesting Service is permitted to elect, within a reasonable period specified by the Administrator after the adoption of such amendment, to have his vested percentage computed without regard to such amendment.

The period during which the election may be made shall commence with the date the amendment is adopted and shall end as the later of:

               (i) sixty days after the amendment is adopted;

               (ii) sixty days after the amendment becomes effective; or

               (iii) sixty days after the Participant is issued written notice by the Administrator.


                                     XII-1

12.3 RIGHT OF COMPANY TO TERMINATE PLAN OR DISCONTINUE CONTRIBUTIONS

     The Company intends and expects that from year to year it will be able to and will deem it advisable to continue this Plan in effect and to make contributions as herein provided. The Company reserves the right, however, to terminate the Plan at any time or to completely discontinue its contributions thereto at any time, which termination or discontinuance shall be evidenced by an instrument in writing signed by an authorized officer of the Company delivered to the Administrator and the Trustee.

12.4 EFFECT OF PARTIAL OR COMPLETE TERMINATION OR COMPLETE DISCONTINUANCE OF CONTRIBUTIONS

     12.4.1  As of the date of a "partial termination" of the Plan:

               (a) if not then fully vested, each affected Participant who is then an Employee shall become 100% vested in his or her Employer Contributions Subaccount; and

               (b) no further contributions or allocations of forfeitures shall be made after such date with respect to each affected Participant.

     12.4.2 As of the date of the "complete termination" of the Plan, or the "complete discontinuance of contributions" under the Plan:

               (a) if not then fully vested, each affected Participant who is then an Employee shall become 100% vested in his Employer Contributions Subaccount;

               (b) any forfeitures which may have occurred in accordance with
     Section 4.3 prior to the termination of the Plan but which have not been applied to reduce Employer Contributions under Section 3.7.2 shall be allocated pro-rata to those Participants who were Eligible Employees on the effective date of the termination of the Plan;

               (c) no further contributions shall be made after such date; and

               (d) no Eligible Employee shall become a Participant after such date.

     12.4.3 All other provisions of the Plan shall remain in effect unless otherwise amended.

                                     XII-2

                    ARTICLE XIII - MISCELLANEOUS PROVISIONS

13.1 EXCLUSIVE BENEFIT OF PARTICIPANTS

     The Trust Fund shall be held for the benefit of all persons who shall be entitled to receive payments under the Plan. It shall be prohibited at any time for any part of the Trust Fund (other than such part as is required to pay expenses) to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries.

13.2 PLAN NOT A CONTRACT OF EMPLOYMENT

     The Plan is not a contract of Employment, and the terms of Employment of any Employee shall not be affected in any way by the Plan or related instruments except as specifically provided therein.

13.3 SOURCE OF BENEFITS

     Benefits under the Plan shall be paid or provided for solely from the Trust, and neither the Company, an Employer, the Administrator, Trustee or Investment Manager shall assume any liability therefor.

13.4 BENEFITS NOT ASSIGNABLE

     Benefits provided under the Plan may not be assigned or alienated, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a "domestic relations order" (as defined in Code (S) 414(p)) unless such order is determined by the Administrator to be a "qualified domestic relations order" (as defined in Code (S) 414(p)) or, in the case of a "domestic relations order" entered before January 1, 1985, if either payment of benefits pursuant to the order has commenced as of that date or the Administrator decides to treat such order as a "qualified domestic relations order" within the meaning of Code (S) 414(p) even if it does not otherwise qualify as such.


                                    XIII-1

13.5 DOMESTIC RELATIONS ORDERS

     Any other provision of the Plan to the contrary notwithstanding, the Administrator shall have all powers necessary with respect to the Plan for the proper operation of Code (S) 414(p) with respect to "qualified domestic relations orders" (or "domestic relations orders" treated as such) referred to in Section 13.4, including, but not limited to, the power to establish all necessary or appropriate procedures, to authorize the establishment of new accounts with such assets and subject to such restrictions as the Administrator may deem appropriate, and the Administrator may decide upon and direct appropriate distributions therefrom.

13.6 BENEFITS PAYABLE TO MINORS, INCOMPETENTS AND OTHERS

     In the event any benefit is payable to a minor or an incompetent or to a person otherwise under a legal disability, or who, in the sole discretion of the Administrator, is by reason of advanced age, illness or other physical or mental incapacity incapable of handling and disposing of his property, or otherwise is in such position or condition that the Administrator believes that he could not utilize the benefit for his support or welfare, the Administrator shall have discretion to apply the whole or any part of such benefit directly to the care, comfort, maintenance, support, education or use of such person, or pay the whole or any part of such benefit to the parent of such person, the guardian, committee, conservator or other legal representative, wherever appointed, of such person, the person with whom such person is residing, or to any other person having the care and control of such person. The receipt by any such person to whom any such payment on behalf of any Participant or Beneficiary is made shall be a sufficient discharge therefor.

13.7 MERGER OR TRANSFER OF ASSETS

     13.7.1 The merger or consolidation of the Company with any other person, or the transfer of the assets of the Company to any other person, shall not constitute a termination of the Plan, if provision is made for the continuation of the Plan.

     13.7.2 The Plan may not merge or consolidate with, or transfer any assets or liabilities to, any other plan, unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the


                                    XIII-2
benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

13.8 PARTICIPATION IN THE PLAN BY AN AFFILIATE

     13.8.1 By duly authorized action, an Affiliate may adopt the Plan. Such Affiliate by duly authorized action also may determine the classes of its Employees who shall be Eligible Employees. Such Affiliate shall make such contributions to the Plan on behalf of such Employees as is determined by the Company. If no such action is taken, the Eligible Employees and the amount of contribution shall be determined in accordance with the Plan provisions applicable to an Employer.

     13.8.2 By duly authorized action, any other Employer may terminate its participation in the Plan or withdraw from the Plan and the Trust.

     13.8.3 An Employer other than the Company shall have no power with respect to the Plan except as specifically provided by this Section 13.8.

13.9 ACTION BY EMPLOYER

     Any action required to be taken by an Employer pursuant to the terms of the Plan shall be taken by the board of directors of the Employer or any person or persons duly empowered to exercise the powers of the Employer with respect to the Plan.

13.10  PROVISION OF INFORMATION

     For purposes of the Plan, each Employee shall execute such forms as may be reasonably required by the Administrator and the Employee shall make available to the Administrator and the Trustee any information they may reasonably request in this regard.

13.11  CONTROLLING LAW

     The Plan is intended to qualify under Code (S) 401(a) and to comply with ERISA, and its terms shall be interpreted accordingly. Otherwise, to the extent not preempted by ERISA, the laws of the State of Kansas shall control the interpretation and performance of the terms of the Plan.



                                    XIII-3

13.12  CONDITIONAL RESTATEMENT

     Anything in the foregoing to the contrary notwithstanding, the Plan has been restated on the express condition that it will be considered by the Internal Revenue Service as qualifying under the provisions of Code (S) 401(a) and the Trust qualifying for exemption from taxation under Code (S) 501(a). If the Internal Revenue Service determines that the Plan or Trust does not so qualify, the Plan shall be amended or terminated as decided by the Company.

13.13  RULES OF CONSTRUCTION

     Masculine pronouns used herein shall refer to men or women or both and nouns and pronouns when stated in the singular shall include the plural and when stated in the plural shall include the singular, unless qualified by the context. Titles of Articles and Sections of the Plan are for convenience of reference only and are to be disregarded in applying the provisions of the Plan. Any reference in this Plan to an Article or Section is to the Article or Section so specified of the Plan.

     IN WITNESS WHEREOF, Waddell & Reed Financial, Inc. has caused this Plan to be restated, effective as of January 1, 1999.

                              WADDELL & REED FINANCIAL, INC.

                              By: /s/ Keith A. Tucker
                                 -----------------------------------
                              Its: Chairman of the Board and Chief Executive
                                   Officer


ATTEST:

By: /s/ Daniel C. Schulte
   -----------------------------
Its: Assistant Secretary

                                    XIII-4

                       APPENDIX A - TOP-HEAVY PROVISIONS

     A. As used in this Appendix A, each of the following terms shall have the meanings for that term set forth below:

          (a) Defined Benefit Plan means, a plan of the type defined in Code (S)
              --------------------
414(j) maintained by the Company or an Affiliate, as applicable.

          (b) Defined Contribution Plan means, a plan of the type defined in
              -------------------------
Code (S) 414(i) maintained by the Company or an Affiliate, as applicable.

          (c) Determination Date means, for any Plan Year subsequent to the
              ------------------
first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, Determination Date means the last day of that year.

          (d) Determination Period means the Plan Year containing the
              --------------------
Determination Date and the four preceding Plan Years.

          (e) Key Employee means any Employee or former Employee (and the
              ------------
Beneficiaries of such Employee) who at any time during the Determination Period was:

               (i) an officer of an Employer having Limitation Compensation greater than 50% of the dollar limitation under Code (S) 415(b)(1)(A) for any Plan Year within the Determination Period,

               (ii) an owner (or individual considered an owner under Code (S)
     318) of one of the ten largest interests in an Employer if such individual's Limitation Compensation exceeds 100% of the dollar limitation in effect under Code (S) 415(c)(1)(A),

               (iii) a "5-percent owner" (as defined in Code (S) 416(i)) of an Employer, or

               (iv) a "1-percent owner" (as defined in Code (S) 416(i)) of an Employer who has Limitation Compensation of more than $150,000.

          (f) Limitation Compensation means, for an Employee, the Employee's
              -----------------------
earned income, wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of Employment (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses); amounts described in Code (S)(S) 104(a)(3), 105(a) and 105(h) to the extent includable in the Employee's gross income; amounts described

                                 Appendix A - 1
in Code (S) 105(d) whether or not excludable from the Employee's gross income; reimbursed non-deductible moving expenses; the value of nonqualified stock options to the extent includable in the Employee's gross income in the year of grant; the amount includable in the Employee's gross income pursuant to an election under Code (S) 83(b); distributions from an unfunded, non-qualified plan of deferred compensation; and excluding the following:

               (i) contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or contributions under a "simplified employee pension" (within the meaning of Code (S) 408(k)) to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation (other than an unfunded non-qualified plan);

               (ii) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or other property) held by the Employee either becomes freely "transferable" or is no longer subject to a "substantial risk of forfeiture" (both quoted terms within the meaning of Code (S) 83(a));

               (iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

               (iv) other amounts which received special tax benefits, or contributions made (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Code (S) 403(b) (whether or not the amounts are actually excludable from the gross income of the Employee).

          (g) Non-Key Employee means any Employee who is not a Key Employee.
              ----------------

          (h) Permissive Aggregation Group means the Required Aggregation Group
              ----------------------------
of plans plus any other plan or plans of the Company or an Affiliate which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code (S)(S) 401(a)(4) and 410.

          (i) Required Aggregation Group means (i) each Qualified Plan of an
              --------------------------
Employer in which at least one Key Employee participates, and (ii) any other Qualified Plan of an Employer which enables a plan described in (i) to meet the requirements of Code (S)(S) 401(a)(4) and 410.


                                 Appendix A - 2

          (j) Super Top-Heavy Plan means, for any Plan Year beginning after
              --------------------
December 31, 1983, the Plan if any Top-Heavy Ratio as determined under the definition of Top-Heavy Plan exceeds 90%.

          (k) Top-Heavy Plan means, for any Plan Year beginning after December
              --------------
31, 1983, the Plan if any of the following conditions exists:

               (i) If the Top-Heavy Ratio for the Plan exceeds sixty percent and the Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

               (ii) If the Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds sixty percent.

               (iii) If the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent.

          (l)  Top-Heavy Ratio means,
               ---------------
               (i) If the Company or an Affiliate maintains one or more Defined Benefit Plans and the Company or an Affiliate has never maintained any Defined Contribution Plan (including any "simplified employee pension" within the meaning of Code (S) 408(k)) which during the five-year period ending on the Determination Date has or has had account balances, the Top-Heavy Ratio for the Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the present values of accrued benefits under the aggregated Defined Benefit Plans of all Key Employees as of the respective Determination Date for each plan (including any part of any accrued benefit distributed in the five-year period ending on the Determination Date), and the denominator of which is the sum of the present values of all accrued benefits under the aggregated Defined Benefit Plans as of the respective Determination Date for each plan (including any part of any accrued benefit distributed in the five-year period ending on the Determination Date) determined in accordance with Code (S) 416.

               (ii) If the Company or an Affiliate maintains one or more Defined Benefit Plans and the Company or an Affiliate maintains or has maintained one or more

                                Appendix A - 3

     Defined Contribution Plans (including any "simplified employee pension" within the meaning of Code (S) 408(k)) which during the five-year period ending on the Determination Date has or has had any account balances, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the present value of accrued benefits under the aggregated Defined Benefit Plans for all Key Employees, determined in accordance with (i) above, plus the sum of account balances under the aggregated Defined Contribution Plans for all Key Employees as of the respective Determination Date for each plan, and the denominator of which is the sum of the present value of all accrued benefits under the aggregated Defined Benefit Plans, determined in accordance with (i) above, plus the sum of all account balances under the aggregated Defined Contribution Plans for all Participants as of the respective Determination Date for each plan, all determined in accordance with Code (S) 416. The account balances under a Defined Contribution Plan in both the numerator and denominator of the Top-Heavy Ratio are adjusted for any distribution of any account balance made in the five-year period ending on the Determination Date.

               (iii) For purposes of (i) and (ii) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code (S) 416 for the first and second plan year of a Defined Benefit Plan. The account balances and accrued benefits of a Participant (A) who is a Non-Key Employee but who was a Key Employee in a prior year, or (B) who has not been credited with at least one Hour of Service with any Employer at any time during the five-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code (S) 416. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the respective Determination Dates for the aggregated plans that fall within the same calendar year.

               (iv) Solely for the purpose of determining if the Plan, or any other plan included in a Required Aggregation Group of which this Plan is a part, is Top-Heavy

                                Appendix A - 4

     (within the meaning of Code (S) 416(g)) such determination shall be made under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code (S) 411(b)(l)(C).

          (m) Valuation Date means, the date as of which account balances, or
              --------------
accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

     B. If the Plan is determined to be a Top-Heavy Plan or a Super Top-Heavy Plan as of any Determination Date, then it shall be subject to the rules set forth in this Appendix A, beginning with the first Plan Year commencing after such Determination Date.

     C. For each Plan Year beginning before January 1, 1989 in which the Plan is a Top-Heavy Plan or Super Top-Heavy Plan, Compensation for the purpose of this Plan shall be limited to the first $200,000 (or such larger amount as may be prescribed for the Plan Year involved pursuant to Code (S) 416(d)(2)) of the amount that would otherwise have been Compensation.

     D. (a) Except as provided in subparagraph (b) below and except if any other Defined Contribution Plan or Defined Benefit Plan provides such minimum benefit to the Participant, for any Plan Year in which the Plan is a Top-Heavy Plan, contributions and forfeitures allocated to the Employer Contributions Account of any Participant who is not a Key Employee, whether or not such Participant has completed 1,000 Hours of Service in that Plan Year and whether or not such Participant has elected to participate in the Plan, in respect of that Plan Year shall not be less than the smaller of:

               (i) three percent of such Participant's Limitation Compensation as defined in this Appendix A or,

               (ii) the largest percentage of contributions and forfeitures, as a percentage of the Key Employee's compensation, allocated in the aggregate to the Employer Contributions Account of any Key Employee for that year.

          (b) The provision in (a) above shall not apply to any Participant who was not employed by the Employer or an Affiliate on the last day of the Plan Year.

     E. If the Plan is a Top-Heavy Plan for any Plan Year, then the maximum benefit which can be provided under Code (S) 415 shall be determined by substituting "1.00" for "1.25" in Code (S) 415(e)(2)(B) and (3)(B), unless the Plan meets the requirements of Code


                                Appendix A - 5

(S) 416(h)(2)(B) and the Administrator increases the minimum rate of benefit accrual provided in Section D by one percent.

     F. Beginning with the Plan Year in which this Plan is Top-Heavy, the following vesting schedule will apply:

                      Completed Years of                    Vested
                        Vesting Service                   Percentage
                    -----------------------               ----------

                              2                               20%
                              3                               40%
                              4                               60%
                              5                              100%

     G. In the event that any provision of this Appendix A is no longer required to qualify the Plan under the Code, then such provision shall thereupon be void without the necessity of further amendment of the Plan.


                                Appendix A - 6